As filed with the Securities and Exchange Commission on October 24 , 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2/A

(Amendment No. 8 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

(Name of small business issuer in its charter)

Delaware	4899	52-2175896
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Room 1301, 13/F Jubilee Centre 18 Fenwick Street Wanchai, Hong Kong 852-3104-9012
(Address and telephone number of principal executive offices)

Room 1301, 13/F Jubilee Centre 18 Fenwick Street Wanchai, Hong Kong (Address of principal place of business or intended principal place of business)

Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:

As promptly as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	1,000,000	$3.00	$3,000,000	$353.10
Common Stock, $.001 par value	100,000 (1)	$3.00	$300,000	$35.31
		TOTAL	$3,300,000	$388.41

(1) Represents shares offered by selling shareholders. The registration fee has been calculated pursuant to Rule 457(f)(2) assuming a price of $3.00 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

This Prospectus relates to the offer and sale of up to 1,100,000 shares of our common stock at a price of $3.00 per share.  We will offer and sell a total of up to 1,000,000 shares on a “best efforts” basis directly through our officers and directors who will not receive any commissions or remuneration for selling the shares.  Individual investors are not required to purchase any specified minimum number of shares.  There is no minimum total number of shares which must be sold in this offering and no arrangements to place any of the proceeds of the offering in escrow. This portion of the offering will terminate upon the earlier of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 1,000,000 shares have been sold, or (iii) the date on which we elect to terminate this offering. The shares will not be offered through an underwriter and there are no minimum purchase requirements.  Net proceeds from sale of shares will be immediately available to the Company.

A total of up to 100,000 shares will be offered and sold by the selling stockholders identified in this Prospectus.  The selling stockholders will determine when they will sell their shares.  The Company will not receive any proceeds from the sale of the shares offered and sold by selling stockholders.  Selling shareholders who sell under the terms of this Prospectus will be required to sell at the disclosed fixed price of $3.00 per share.  This portion of the offering will terminate upon the earlier of (i) the date on which all selling shareholders have sold their shares, or (ii) the first anniversary of the date of this Prospectus.

There is currently no trading market for our securities.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 9 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to the public	Proceeds to Digital Network Alliance International, Inc. (1) (2) )	Proceeds to Selling Shareholders
Per Share	$3.00	$3.00	$3.00
Total Amount (1,100,000 Shares)	$3,300,000	$3,000,000	$300,000

  (1) Assumes no commissions will be paid on shares that are sold.  However, we reserve the right to offer the shares through brokers who may receive compensation in the form of commissions or fees which we anticipate would not exceed $300,000 (10% of the proceeds of the offering to the Company).

 (2) Before expenses of the offering which we estimate will be approximately $40,000.

This Prospectus will not be used before the effective date of the registration statement.

The date of this Prospectus is __________, 2006

 Table of Contents

SUMMARY

6

RISK FACTORS

9

USE OF PROCEEDS

14

DILUTION

17

PLAN OF DISTRIBUTION

17

SELLING SECURITY HOLDERS

20

LEGAL PROCEEDINGS

21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

25

EXECUTIVE COMPENSATION

26

DESCRIPTION OF SECURITIES

27

INTEREST OF NAMED EXPERTS AND COUNSEL

28

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

28

DESCRIPTION OF BUSINESS

30

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

41

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

47

TRANSFER AGENT

48

AVAILABLE INFORMATION

48

LEGAL MATTERS

49

EXPERTS

49

INDEX TO FINANCIAL STATEMENTS

50

Until 90 days after the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

This Summary highlights selected information from elsewhere in this Prospectus.  It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this Prospectus.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

Room 1301, 13/F

Jubilee Centre

18 Fenwick Street

Wanchai,

Hong Kong

852-3104-9012

THE COMPANY

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC., ("we," "us," "our," the "Company" “Digital”), was incorporated under the laws of the State of Delaware on August 19, 1997 under the name of Sheffield Products, Inc.  We changed our name to Digital Network Alliance International, Inc. on November 30, 2004.

We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction.  In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

From the date of our incorporation through June 30, 2004, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. In July 2004, we identified a business opportunity we wanted to acquire.

On July 21, 2004, we had a change of control as the first step in the business acquisition process.  On that date, Strong Win Limited, a British Virgin Islands corporation, acquired a total of 3,038,058 (6,076,116 pre-split) shares, or approximately 90% of the Company’s issued and outstanding common stock.   The aggregate purchase price for the shares was $50,000 which was paid in cash at closing out of the funds of the purchaser.

On August 13, 2004, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of Digital Network Alliance Holdings, Inc., a British Virgin Islands corporation (“Digital BVI”) in a share exchange transaction. Digital BVI was incorporated under the laws of the British Virgin Islands on June 4, 2004. We issued 5,724,380  (11,448,760 pre-split) shares in the share exchange transaction for 100% or 10,000, of the issued and outstanding shares of Digital BVI’s common stock. As a result of the share exchange transaction, Digital BVI became our wholly-owned subsidiary.

On September 22, 2005, we effected a 1:2 reverse stock split of all issued and outstanding shares, which decreased the number of issued and outstanding shares of the Company without causing a reduction in the total number of authorized shares.  We issued one new share for every two shares held.  Before the reverse stock split, we had 22,200,000 shares issued and outstanding.  Immediately following the split, we had 11,100,000 shares issued and outstanding.  Except as otherwise specifically noted, all references in this Prospectus to the number of shares issued and outstanding have been revised to reflect the number issued and outstanding following completion of the reverse split.

We are in the business of providing telecommunications and value added services to developing markets and niche segments in the Asia Pacific region.  Digital Network Alliance Holdings (BVI) Inc. has been an investment holding company since inception.  All of our business operations are carried on through three operating subsidiaries.  The operating subsidiaries are Digital Network Alliance (S) Pte Ltd., a Singapore corporation (“DNA Singapore”), Digital Network Alliance (HK) Ltd., a Hong Kong corporation (“DNA Hong Kong”), and DNA Financial Systems (HK) Ltd, a Hong Kong Corporation (“DNA Financial”). DNA Singapore and DNA Hong Kong, which are wholly-owned by Digital Network Alliance Holdings (BVI), Inc. perform identical business activities but are separated by market coverage. DNA Singapore manages business activities in Singapore and Indonesia.  DNA Hong Kong conducts and manages the business activities in Hong Kong, Mongolia, Bangladesh and Pakistan.  Both entities engage in Satellite Internet Services, Managed Broadband Services and Voice Termination Services.  DNA Financial, which is owned by DNA Financial Systems (BVI), Inc., our 70%-owned subsidiary, provides real-time online financial data solutions in Hong Kong.

THE OFFERING

Common Stock Offered by Company	We are offering a total of up to 1,000,000 shares at a price of $3.00 per share.

Stock Offered by selling shareholders	Up to 100,000 shares are being offered by the selling shareholders named in the Prospectus. The selling shareholders will determine when they will sell their shares.

Common Stock Outstanding

We currently have a total of 11,100,000 shares of common stock issued and outstanding.  In the event all shares we are offering are sold, we will have a total of 12,100,000 shares issued and outstanding following completion of this offering.

No Trading Market	Our common stock is not listed on any securities exchange, and there is currently no public trading market for our shares.

Risk Factors

Investment in our common stock involves a high degree of risk.  Among the significant risk factors are (i) the fact that there is not currently a public market for shares of our common stock and no assurance that such a market will develop in the future; (ii) the fact that we commenced business operations during the first quarter of 2002, and have a limited operating history; (iii) the fact that we have no history of profitable operations and no assurance that we will be able to achieve profitability and (iv) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See “Risk Factors” for additional information).

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

	Six Months Ended June 30, 2006	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004

Operating Statement Data
Revenues	$581,807	$2,310,102	$1,244,939
Operating Expenses	213,988	584,644	2,403,948
Net Profit (Loss) from Operations	(85,631)	(461,283)	(2,145,080)
Net Profit (Loss) Per Share	(0.01)	(0.04)	(0.23)
Balance Sheet Data
Total Assets	305,282	272,200	462,503
Total Current Liabilities	749,294	633,788	367,000
Shareholders Equity (Deficit)	(444,012)	(361,588)	92,394

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have A Limited Operating History; Therefore It Is Difficult To Evaluate Our Financial Performance And Prospects.

Our three operating subsidiaries commenced business operations since January 2002, and have a limited operating history.   We are, therefore, subject to all of the risks inherent in a new business enterprise. Our limited operating history makes it difficult to evaluate our financial performance and prospects. We cannot assure you that in the future we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

We Have A History Of Incurring Net Losses; We May Never Achieve Profitability Which May Cause Us To Seek Additional Financing Or To Cease Operations.

We have a history of operating losses and have incurred net losses in each fiscal year since our inception. We have operating net losses of $456,470 and $2,141,081 for the fiscal years ended December 31, 2005 and 2004 respectively, and a net loss of $82,275 for the six months ended June 30, 2006.   We will need to expand our customer base and generate additional revenue to achieve profitability, and there is no assurance we will be able to do so.  It is possible that we may never achieve profitability and, even if we do achieve profitability, we may not sustain or increase profitability in the future. If we do not achieve sustained profitability, we may be unable to continue our operations.

We Require Additional Working Capital to Fund Expansion of Our Business.  There is no assurance that we will raise the necessary capital from this offering or from other sources sufficient to fund our business.

We require additional working capital to fund any significant expansion of our business.  As of   June 30, 2006 the current amount of cash available on hand was approximately $ 134,241.  We anticipate that we currently have sufficient cash resources to meet our short-term needs and to finance our operations at their current level.  However, we will require additional working capital in order to significantly expand our business and achieve sustained profitability.  This is an unconditional or “no minimum” offering in which there is no minimum total number of shares which must be sold and in which individual investors are not required to purchase any specified minimum number of shares.  Therefore, although the offering may be successful in the sense that we are able to sell a portion of the shares offered hereby, there is no assurance that we will be able to sell any substantial number of the shares we are offering or that the offering will provide us with a significant amount of capital.  If we do not raise significant capital from this offering or from other sources, we will be required to limit our operations to those which can be financed with the capital which is currently available and we will be required to abandon or significantly curtail any of our expansion plans.

Our Business Operations are Dependent Upon Various Third Party Agreements.  If these agreements are terminated or otherwise become unavailable, our business will fail.

We are dependent upon agreements with various third parties, including agreements with actual and potential competitors, in order to provide our services.  The necessary agreements include leases for satellite capacity and teleport services, agreements with telecommunications companies for worldwide connectivity, and agreements with local service providers in the various countries in which we seek to operate.  These agreements may be terminated unilaterally.  There can be no assurance that we will be able to obtain and maintain all of the necessary third-party agreements on terms that are acceptable, or that others will not obtain similar agreements on similar or better terms, which will allow them to compete with us.  If any of our existing agreements were terminated prior to their expiration date, were not renewed following expiration, or otherwise became unavailable or unenforceable, our business would fail unless we were able to enter into replacement contracts with other third party service providers, of which there can be no assurance.

Our Operations Are Dependent Upon the Satellite Network Infrastructure.  Disruptions or failures related to the satellite network would result in lost revenue and could cause our business to fail.

The performance and reliability of the satellite infrastructure is critical to our success.  A system failure or decrease in the performance of the network, causing an interruption of service or increases in response time for services, would have a negative impact on current and prospective users.  Potential sources of interruption include, but are not limited to: (1) system failure caused by natural disaster; (2) power loss or telecommunications failure; (3) computer viruses or other tampering with the system; (4) destruction or loss of satellite; and (5) software errors.  We have little to no control over the satellite network infrastructure that is critical to our success.  Any disruption or failure of the satellite network infrastructure would result in lost revenue and could cause our business to fail.

We Must Comply with all Applicable Governmental Regulations in Each Country in which we Operate.  Changes in governmental regulations and failure or inability to comply with such regulations could require changes in our operations and could cause our business to fail.

Our business is subject to substantial regulation in each country in which we operate.  Such regulations are likely to change over time and there is no assurance that we will be able to remain in compliance.  In most cases, the local service providers we contract with are responsible for compliance with applicable regulatory requirements in their local market including such things as obtaining any required satellite transmission license or Internet Service Provider license.  Changes in existing regulations which makes compliance more costly or difficult, enactment of new regulations which are more restrictive than current regulations, or any failure by our local service provider to comply with new or existing regulations is likely to have a material adverse effect on us and could cause our business to fail.

The impact of technological changes on our business cannot be predicted. Our success is likely to be dependent upon our ability to keep pace with technological changes in the telecommunications industry.

The telecommunications industry is often characterized by rapid and significant changes in technology, and the effect of technological changes on our future business cannot be predicted.  Prospective investors have no basis upon which to evaluate our ability to respond to such technological changes.  But, our failure to respond in a timely and cost effective manner, is likely to adversely affect our operating results and our competitive position, and may cause our business to fail.

We Operate in a Highly Competitive Industry.  There is no assurance we will be able to effectively compete.

We operate in a highly competitive environment.  Our actual and potential competitors include other satellite carriers, teleports, local telephone companies, wireless telecommunications providers, providers of network systems integration services, cable television companies and large telecommunications companies.  We do not have significant market share in any of the markets in which we currently operate, and most of our actual and potential competitors have substantially greater financial, technical and marketing resources than we do.  There can be no assurance that we will be able to achieve or maintain adequate market share or sales in order to achieve or maintain consistent profitability and in order to significantly expand our business operations.

Our success is dependent on retaining key personnel and hiring and retaining additional personnel.  We may be unable to hire and retain necessary key personnel.

Our success is largely dependent upon the continued services of our key management personnel as well as on our ability to identify, recruit, hire, train, manage, and retain qualified employees for technical, marketing and managerial positions.  The loss of services of certain existing key personnel, specifically Terence Yap and/or Chan Chi Fai, is likely to have an adverse effect on the Company.  Their loss would result in the loss of significant in-depth knowledge of our industry and markets and could cause our business to fail. In addition, the competitive market for qualified personnel in the telecommunications industry is expected to make it difficult for us to attract and retain new personnel which will be needed in order to allow us to expand our operations in the future.

We are subject to international economic and political risks, over which we have little or no control.

A significant portion of our business involves providing services in undeveloped countries in the Asia Pacific region.  Doing business outside the United States, particularly in undeveloped or underdeveloped countries in the Asia Pacific region, some of which have unstable or unpredictable political, social and economic conditions subjects us to various unique risks which often do not exist for companies doing business in western countries and in more developed regions of the world. This includes changing economic, political and social conditions, major work stoppages, exchange controls, currency fluctuations or devaluations, armed conflicts and unexpected changes in laws relating to tariffs, trade restrictions, foreign investments, taxation and nationalization or other expropriation of private enterprises. We have no control over most of these risks and may be unable to anticipate changes in international economic, political and social conditions and, therefore, unable to alter our business practices in time to avoid loss of assets, and disruption or failure of our business. Nationalization or expropriation could even result in the total loss of our investment in certain countries.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident directors.

All of our operations are conducted through subsidiary corporations organized and located outside the United States and all of our assets and those of our subsidiaries are located outside the United States.   In addition, all of our officers and directors are foreign citizens.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.   In addition, U. S. investors should not assume that courts in the countries in which our subsidiaries are incorporated or where the assets of our subsidiaries are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries based upon these laws.

Risks Relating to Our Common Stock:

We have the right to terminate this offering at any time, even if only a limited number of shares have been sold.

We have the right, in our sole discretion, to terminate or discontinue this offering at any time, and we could elect to terminate or discontinue it at a time when only a limited number of shares have been sold.  Early termination would limit the proceeds we receive from the offering which, in turn, is likely to limit our ability to significantly expand our operations.  In addition, early termination of the offering would make it more difficult to establish a viable market for our shares because of the limited number of shares available for trading in the public market.  In that event, any public market which is established is likely to have limited trading activity resulting in limited liquidity for our shareholders.

Resale of Our Shares May Be Difficult Because There Is No Current Market for Our Shares and it Is Possible That No Market Will Develop. This may reduce or limit the potential value of our shares.

There is no current public market for our shares of common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.  The lack of a public market, or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

The Offering Price for Our Shares Was Arbitrarily Determined

The offering price for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

Persons Who Purchase Shares in this Offering Will Suffer an Immediate Substantial Dilution in the Value of Their Shares.

Our officers, directors and other current shareholders have acquired their interests in the Company at a cost substantially less than that which purchasers in this offering will pay for their stock.  Assuming all shares offered hereby are sold, of which there can be no assurance, the Company will have a total of approximately 12,100,000 shares issued and outstanding, having an estimated net tangible book value per share of $ 0.21 per share.    Therefore, it is estimated that purchasers in this offering will suffer an immediate dilution of approximately $ 2.79 per share, which represents approximately 93% of the offering price of $3.00 per share.   In addition, the amount of dilution suffered by persons who purchase shares in this offering will increase in the event that less than the maximum number of shares we are offering hereby is sold.

Future Resales of Our Outstanding Shares in Reliance on Rule 144 May Have an Adverse Effect on the Success of this Offering

We currently have a total of 11,100,000 shares outstanding, of which 10,100,000, or approximately 91%, constitute “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933.  In the event that a public trading market develops for our shares, holders of restricted securities, including but not limited to any of the selling shareholders named in this registration statement, who meet the criteria and conform to the requirements of Rule 144, may seek to sell their shares in reliance upon Rule 144.   Resales of outstanding shares made in reliance upon Rule 144 are likely to have a depressive effect on the market price of our stock, particularly during the period when the market is newly established and there is a limited amount of trading activity.   The offering price of shares in this offering is fixed at $3.00 per share.  Any time that the market price for our stock is less than $3.00 per share, either as a result of resales of outstanding shares made in reliance on Rule 144, or for any other reason, our ability to sell shares in this offering will be adversely affected.

 If a Trading Market Develops For Our Common Stock it is Likely to be Subject to the "Penny Stock" Rules of the SEC.  The application of such rules would make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

There is no current trading market for the Shares and there can be no assurances that a trading market will develop.  If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Our Management will maintain majority ownership of our shares following completion of this offering and as a result, we will be able to control the outcome of any shareholder vote.

Our management is able to exercise significant influence over all matters requiring shareholder approval, including the ability to elect a majority of the board of directors and to approve or prevent us from taking significant corporate actions requiring director and shareholder approval.  Our executive officers, directors and affiliates currently own, in the aggregate, approximately 6,664,499 of our outstanding common stock.  Following this offering, assuming it is fully subscribed, our executive officers, directors and their affiliates will beneficially own, in the aggregate, approximately 55% of our outstanding common stock.  If the offering is not fully subscribed, the percentage ownership of shares by our officers, directors and their affiliates will be greater than 55%.  The shares controlled by management could prevent us from entering into transactions that could be beneficial to other shareholders because interests of management could conflict with the interests of other shareholders.

USE OF PROCEEDS

We will not receive any of the proceeds from the 100,000 shares being offered by the selling shareholders.   If we sell the maximum of 1,000,000 shares we are offering, we will receive proceeds of $3,000,000 before deduction of costs associated with this offering.  The following table provides information regarding our intended allocation of the net proceeds of this offering assuming various percentages of the total shares we are offering are sold and also assuming we do not pay broker/dealer commissions to sell the shares.

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Gross Proceeds	$ 3,000,000	$ 2,250,000	$ 1,500,000	$ 750,000	$ 300,000

Offering Expenses	40,000 (1.3%)	40,000 (1.8%)	40,000 (2.7%)	40,000 (5.3%)	40,000 (13.3%)

Net Proceeds	2,960,000	2,210,000	1,460,000	710,000	260,000

Business Expansion (1)	300,000 (10%)	300,000 (13%)	300,000 (20%)	150,000 (20%)	90,000 (30%)

Administrative Expenses	300,000 (10%)	225,000 (10%)	150,000 (10%)	75,000 (10%)	45,000 (15%)

Capital Expenditures (2)	600,000 (20%)	450,000 (20%)	225,000 (15%)	112,500 (15%)	60,000 (20%)

Acquisition of Businesses (3)	900,000 (30%)	600,000 (27%)	300,000 (20%)	150,000 (20%)	0 (0%)

Working Capital (4)	860,000 (29%)	635,000 (28%)	485,000 (32%)	222,500 (30%)	65,000 (22%)

Total	$ 3,000,000	$ 2,250,000	$ 1,500,000	$ 750,000	$ 300,000

The principal purpose of this offering is to fund the expansion of our operations and the acquisition of equipment and other assets which will improve our efficiency and cost competitiveness.  None of the proceeds of the offering will be used to pay salaries or other compensation to members of our management.  Funds allocated to administrative expenses are intended to be used for payment of increased lease expenses and other costs related to expansion of our office premises and payment of increased staff-related expenses resulting from an increase in the number of employees.  Funds allocated to working capital are intended to be used to pay short-term accounts payable which are expected to increase as a result of expansion of our business, including payments to bandwidth suppliers and other suppliers and vendors whose services are directly related to our sales.  The information above represents our best estimate of our intended allocation of the proceeds from this offering. However, the specified use of proceeds is based on our estimates, and actual expenses in one or more categories could vary from the budgeted amount(s).   Therefore, we reserve the right to change the use of proceeds as necessary to allow us to pay actual costs incurred.  In the event we incur brokerage commissions as a result of engaging brokers to assist in the sale of our shares, we intend to use funds otherwise allocated to working capital to pay such commissions.  The maximum amount which may be used to pay brokerage commissions is 10% of the gross offering proceeds.  Therefore, at each offering level, the amount shown in the table as being allocated to working capital could be reduced by as much as 10% of the gross offering proceeds at that level.

(1)

The funds allocated to business expansion are primarily intended to be used for research and development of new products and services which we will believe will encourage business expansion.  We are currently considering the possibility of business expansion into media and gaming applications. In the event costs of business expansion exceed the estimated amounts, we intend to reduce the amount of funds allocated to working capital.

(2)

The funds allocated to capital expenditures are primarily intended to be used for the setup of a satellite teleport in Hong Kong.  The estimated expenditures include the purchase of satellite related equipment and payment of installation costs.   The extent of the setup will depend on the funds available.  Changes in the cost of setting up the satellite teleport in Hong Kong may change the amount we allocate to capital expenditures.  In the event we require additional funds for this purpose, we may elect to reduce the amount of funds allocated to working capital. To the extent we do not have sufficient funds available for complete setup of our own satellite teleport, we intend to work with our existing supplier to minimize the costs involved.

(3)

The funds allocated to acquisition of businesses are primarily intended to be used to acquire the local network within one or more of the markets in which we operate. Although we have tentatively identified some potential acquisition target we may elect to approach to discuss possible acquisition and have used the tentatively identified targets as a basis for determining the amount of offering proceeds to be allocated to acquisitions, we have not yet initiated discussions with any acquisition target and we have no current agreements or commitments with respect to any material acquisitions.  The nature and extent of the acquisitions we will consider will depend upon the amount of funding available. None of the tentatively identified acquisition targets has a pre-existing relationship with any of our officers or directors.

(4)

If 50% or more of the shares are sold, a portion of these funds will be used to repay a debt owed to Mr. Terence Yap in the amount of $233,818.  If fewer than 50% of the shares in this offering are sold, no funds will be used to repay Mr. Yap.

DETERMINATION OF OFFERING PRICE

The offering price of $3.00 per share for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

DILUTION

We have a history of operating losses and have incurred net losses in each fiscal year since inception. In addition, our officers, directors and other current shareholders have acquired their shares of common stock at a cost substantially less than $3.00 per share.  As a result, purchasers in this offering will suffer immediate substantial dilution in the net tangible book value of their shares following completion of the offering, while our current shareholders will realize an increase in the net tangible book value of their shares.  The following table illustrates this per share dilution as of June 30, 2006, assuming various percentages of the total number of shares we are offering are sold, and assuming we do not pay broker/dealer commissions to sell the shares. The amount of dilution will vary depending on how many of the shares offered by the Company are sold.  See the following table:

DILUTION TABLE

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Offering Price	$3.00	$3.00	$3.00	$3.00	$3.00

Net Tangible Book Value Per Share Before Offering	(0.04)	(0.04)	(0.04)	(0.04)	(0.04)

Net Tangible Book Value Per Share After Offering	0.21	0.15	0.09	0.03	(0.01)

Dilution of Net Tangible Book Value to New Investors	2.79	2.85	2.91	2.97	3.01

Increase in Net Tangible Book Value to Existing Shareholders	0.25	0.19	0.13	0.07	0.03

PLAN OF DISTRIBUTION

This Prospectus relates in part to shares we are offering for sale on a “self-underwritten” basis, and in part to shares being offered for resale by the selling shareholders named herein.  The plan of distribution for the shares we are offering is different than the plan of distribution for the shares being offered for resale by the selling shareholders.

Offering by Company.  We are offering a total of up to 1,000,000 shares for sale on a “self-underwritten” basis directly through Terence Yap and Chan Chi Fai, two of our executive officers and directors named herein who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. They will conduct the offering through written communication with potential purchasers and by responding to inquiries received from potential purchasers. This portion of the offering will terminate upon the earlier to occur of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 1,000,000 shares registered hereunder have been sold, or (iii) the date on which we elect to terminate this offering.  We may elect to terminate this offering early for any reason, although it is most likely that early termination would be based on business factors such as the possibility that we are having difficulty locating prospective purchasers and have made a determination that there is not currently a viable market for the shares, a determination that continuing efforts to locate additional prospective purchasers are likely to be too costly or time consuming, or in the event we locate other sources of capital or determine that it would be preferable to seek to raise capital through debt financing or through a private placement offering of securities.

The fact that the offering is self-underwritten means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. This offering does not pertain to an at-the-market offering of equity securities of the Company.  We may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. Although we have not yet done so, we anticipate that we may seek to enter into agreements with various brokers and sales agents to assist us in identifying and contacting potential investors in the event we determine that conducting the offering solely through our officers and directors is not likely to result in the sale of a substantial number of the shares offered hereby. Under these agreements, we anticipate that we would generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or that we sell to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares. In the event we enter into an underwriting agreement or agreements with broker-dealers and sales agents at any time after the effective date of this registration statement, we will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption,

qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In connection with their selling efforts in the offering, Mr. Yap and Mr. Chan will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Yap nor Mr. Chan are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Neither Mr. Yap nor Mr. Chan will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Yap nor Mr. Chan are, or have been within the past 12 months, a broker or dealer, and neither of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Yap and Mr. Chan will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Neither Mr. Yap nor Mr. Chan participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).  During 2004 Mr. Yap participated in one securities offering made by the Company in which his participation was limited to the activities described in Exchange Act Rule 3a4-1(a)(4)(iii), and neither Mr. Yap nor Mr. Chan intends to participate in any other offering within 12 months after this offering except in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).  In conjunction with this offering, Mr. Yap and Mr. Chan intend to limit their participation to transactions involving offers and sales to registered broker dealers, preparing and delivering written communications to potential purchasers through the mails, and responding to inquiries initiated by, and received from, potential purchasers.

Resales by Selling Stockholders.   The plan of distribution for the shares being offered for sale by the selling stockholders is that they may sell their shares of common stock either directly or through a broker-dealer.

Broker-dealers may charge commissions to both selling stockholders selling common stock and purchasers buying shares sold by a selling stockholder. Neither we nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange

Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus.  We have agreed to include the shares of the selling shareholders in the registration statement we are filing to offer shares for sale on our own behalf and have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares on behalf of the selling shareholders.  We estimate that we will incur legal and accounting fees of approximately  $40,000 in conjunction with the preparation and filing of this registration statement.

The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

SELLING SECURITY HOLDERS

This Prospectus relates in part, to the offer and sale of 100,000 shares of our common stock by the selling stockholders identified in this Prospectus at a price of $3.00 per share.  The selling stockholders will determine when they will sell their shares.  None of the selling shareholders is an affiliate of a broker/dealer. The following table sets forth information concerning the selling security holders including, (i) the number of shares owned by each selling security holder prior to this offering; (ii) the total number of shares that are to be offered for each selling security holder; (iii) the total number of shares of common stock that will be owned by each selling security holder upon completion of the offering, and (iv) the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the Company.

	Shares owned prior to this offering	Shares to be offered pursuant to this offering	Total number of shares that will be owned upon completion of the offering	Percentage owned by each selling security holder upon completion of the offering
Joseph Dowling	25,000	25,000	0	0
Robbin J. Olson	12,500	12,500	0	0

Steve Bushansky	4,000	1,500	2,500.02%
Joseph Pioppi	1,000	1,000	0	0
Shelley Bennett	8,500	5,000	3,500	0.03%
John Pioppi	3,000	2,000	1,000	0.01%
Cosmo Palmieri	2,000	2,000	0	0
Frank Pioppi	1,000	1,000	0	0
Over-C Business Solutions Ltd. (1)	50,000	50,000	0	0%
Total	107,000	100,000	7,000	0.06%

 (1) Over-C Business Solutions, Ltd. is a Cayman Islands corporation controlled by Stanford M. Berry.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.   None of our directors, officers or affiliates, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Officers

The directors and executive officers currently serving the Company are as follows:

Name	Age	Position

Terence Yap Wing Khai	35	President, CEO and Director

Chan Chi Fai	41	COO and Director

Eppie Wong Yuk Ping	35	CFO and Director

Michael Yap Chee Keong	66	Director

Leslie Terh Chiew Kim	65	Director

David Ho	54	Director

Paul Y.L. Tong	65	Director

Our executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected. The directors named herein will serve until the next annual meeting of shareholders following the date of this Prospectus, or until their successors have been appointed.   There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.  Terence Yap and Eppie Wong are married, and Michael Yap is the father of Terence Yap.  Other than our executive officers, we currently have no other significant employees.

We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole. We anticipate establishing such committees in the near future. During the fiscal year ended December 31 2005, the Board of Directors has held 3 formal meetings, and has taken action 3 times by unanimous written consent.

Biographical Information

Terence Yap.  Mr. Yap is President, CEO and a Director of the Company.  He has been affiliated with the Company and its affiliated entities since January 2002, when he co-founded Digital Network Alliance (HK) Ltd.  From April 2000 to December 2002 he was the Director of Business Development for Skyhub Asia Co., Ltd., where he was responsible for the development of partnerships and alliances with various partners in Hong Kong and within the region.  Skyhub Asia’s main line of business was the provision of satellite services within the Asia Pacific region.  From June, 1999 to April, 2000, he was Business Development Manager of MCI WorldCom Asia Pacific, Ltd., where he was part of the business development team in the Asia Pacific region and was involved in mergers and acquisitions of licensed telecommunications companies, building of physical points of presence and negotiations with incumbent telecommunications operators.  MCI WorldCom’s main line of business was the provision of global data communication services.  From June, 1998, to June, 1999, he was distribution manager for Tele Media International H.K. Ltd (TMI), where he was responsible for distribution and sale of the company’s products and services within various countries in the Asia Pacific region.  TMI’s main line of business was the provision of data communication services within Europe and the Asia Pacific region.  From January 1996, to June 1998, he was employed by Hutchison Corporate Access (HK) Ltd., and Hutchison Corporate Access Pte. Ltd (HCA), first as senior market development executive and later as business development manager.  HCA’s main line of business is the provision of satellite data network services within the Asia Pacific region.  From June, 1995, to January, 1996, he was employed by Pacific Century Corporate Access Pte. Ltd. (PCCA), as a project engineer.  PCCA’s main line of business was the provision of satellite data networking services in the Asia Pacific region.  He is the spouse of Eppie Wong, who is the CFO and a Director of the Company.  He has a B.Bus degree from Swinburne University of Technology, Australia and an MBA from The Chinese University of Hong Kong.  Mr. Yap has been a director of China Security and Surveillance Technology, Inc. since March 2006.

Chan Chi Fai.  Mr. Chan is Chief Operating Officer and a Director of the Company.  He has been affiliated with the Company and its affiliated entities since January 2002, when he co-founded Digital Network Alliance (HK) Ltd. From April 2000 to December 2001, he was a director and chief operating officer of Skyhub Asia Co Ltd., which was engaged in satellite network and data network design and project management.  Skyhub Asia’s main line of business was the provision of satellite services within the Asia Pacific region. From July 1996, to April 2000, he was marketing manager of Hutchison Corporate Access (HK) Ltd. HCA’s main line of business is the provision of satellite data network services within the Asia Pacific region.

Eppie Wong.  Ms. Wong is Chief Financial Officer and a Director of the Company.  She has been financial controller of the Company and its affiliated entities since January 2002.  From February 2001 to January 2002, Ms. Wong took time away from employment to care for a newborn infant.  From September 1999 to February 2001 she was assistant manager and projects administrator for New World China Enterprises Projects Limited (Hong Kong), where she was the China investment project manager.  New World China Enterprises’ main line of business was investment and project management of various businesses in China.  She supervised a team which was responsible for performing due diligence on potential investment projects in China and was involved in the negotiation and business planning phases of the projects.   From August 1997 to September 1999, she was employed by Deloitte Touche Tohmatsu (Hong Kong).  Deloitte’s main line of business is the provision of professional accounting services.  From August 1997 to January 1998 she was a staff accountant working within a group performing audit services for clients, and from January 1998 to September 1999 she was a semi-senior accountant with responsibility for planning for several medium to large audit engagements and for various aspects of the audit process, and was also involved in the planning and execution of customer tax plans. From April 1996 to June 1997 she was an audit assistant with Teo Fong & Wong CPA (Singapore).  Teo Fong & Wong’s main line of business is the provision of professional accounting services in Singapore. From January 1995 to February 1996 she was an audit trainee with S.W. Wu & Co CPA’s (Hong Kong).  S.W.Wu & Co.’s main line of business is the provision of professional accounting services in Hong Kong.  In June 1997, she became a provisional member of the Institute of Certified Public Accountants of Singapore. In June 1998, she was admitted to the status of Certified Practising Accountant of the CPA’s of Australia (CPA Australia), and in January 1999 she became a member of the Hong Kong Institute of Certified Public Accountants (HKICPA).   On September 20, 2005, she was advanced to Fellow membership of the HKICPA.  She has a B.Bus degree from Swinburne University of Technology, Australia. She is the spouse of Terence Yap.

Michael Yap.  Mr. Yap has been a director of the Company since 2002.  He is one of the founding shareholders of Digital Network Alliance (Singapore) Pte Ltd.  Mr. Yap is a professional engineer and a chartered chemist by training.  Mr. Yap retired in 2000 and was not associated with any entities from the time of his retirement to his association with the Company in 2002.  He is the father of Terence Yap.

Leslie Terh Chiew Kim.  Mr. Terh is a director of the Company and is retired as a business executive and as a military officer (Lt-Col, retired).  Mr. Terh has been a director with the Company since December 2004.  From 1981 to 1985 he was Assistant Sales Manager in Southeast Asia for Radio Holland BV, a Dutch Multinational company which is part of the

NedLloyd Group.  From 1988 to 1995 he was General Manager in Southeast Asia for Racal Electronics, a British Multinational company, and from 1995 to 1997, he was General Manager and Director of Projects for Asia Pacific Telecommunications Corporation, a Canadian Multinational company.  Mr. Terh retired from professional employment in 1997.  From 1963 to 1980 he was an active duty military officer in Singapore, where his appointments included serving as Commanding Officer of the School of Signal, Commanding Officer of the 1st Signal Battalion, Dy Chief of Signals, Head of Mindef Combined Arms and Joint Doctrine team and Chief Instructor, Singapore Command and Staff College.  From 1980 to 1992 he was in the military reserves during which time his appointments included serving as Infantry Brigade Commander of the 6th Division and Division Support Command Commander of the 9th Division. Mr. Terh trained in a number of military academies, including the Federation Military College in Sungei Besi, Selangor, Malaysia, the British Royal Signals School in Yorkshire, UK, the School of Advanced Training for Officers (SAFTI), the Advanced Signal Officers Course, US Army Signal School, Fort Monmouth, New Jersey, and the Singapore Command and Staff College.

David Ho.   Mr. Ho has been a director with the company since December 2004.  He is the founder of Caltex South China Investments Limited, a petroleum company, and since 1982, has been its Executive Vice Chairman.  Through a private venture capital fund he also has interests in various other Asia Pacific and European companies with interests in manufacturing, leisure, media, construction, meat processing and real estate.  Mr. Ho has a B Sc. Mining Engineer degree from the University of Newcastle Upon-Tyne, England.

Paul Y.L. Tong.  Dr. Tong has been a director of the Company since December 2004.  Since 2001, he has served as a director for several companies including serving as non-executive director of Global China Group Holdings Ltd., a Hong Kong investment holding company, executive director of Hip Hing Constructions Co. Ltd, executive director of Lifestyle International Holdings Limited, Chairman (Asia Pacific) of Parsons Brinckerhoff International, Pte Ltd., Singapore, an international engineering consultant, and Senior Consultant to New World China Land Ltd, a Chinese property development and investment company based in Hong Kong.  From 1998 to 2001, Dr. Tong was an executive director of Lai Sun Development of Hong Kong, as well as Vice Chairman of Lai Fung Holdings Ltd.  From 1995 to 1998, Dr. Tong was CEO of Pacific Century Regional Developments Ltd., a Singapore property, infrastructure and life insurance company.  He has BSc and MSc degrees from Hong Kong University, and a PhD from the University of Manchester.

Choi Ying Ming.  Choi Ying Ming is Chief Executive Officer of the Company’s subsidiary, DNA Financial Systems.  Mr. Choi has more than 16 years of experience in the financial information and IT industry.  Prior to joining DNA Financial, Mr. Choi served in various IT management positions in major financial information companies.   From 1997 to 2005, Mr. Choi worked for Moneyline Telerate (formerly Bridge Information Systems) as Director of Customer Operations for Asia Pacific where he was responsible for network operations, helpdesk operations, field services operations, office automation and vendor management.  From 1993 to 1997, Mr. Choi worked for Bloomberg L.P. as Technical Manager for North East Asia, covering all technical aspects in Hong Kong, China, Taiwan, South Korea and Thailand.  He set-up and managed the Bloomberg Network in the region and also installed the first Bloomberg terminal in South Korea, Taiwan, and China.  Mr. Choi graduated from The Hong Kong Polytechnic University on 1988.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this registration statement and after the reverse stock split, the stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company, as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock.  Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of the Company except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Terence Yap (1) 1/F Xiu Ping Commercial Building 104 Jervois Street Sheung Wan Hong Kong	4,665,006 (2)	42.03%

Chan Chi Fai (1) Flat A, 12/F, Block 15, 9 Wah King Hill Road, Wonderland Villas, Kwai Chung. N.T.	1,076,462	9.70%

Eppie Wong (1) 1/F Xiu Ping Commercial Building 104 Jervois Street Sheung Wan Hong Kong	254	0%

Michael Yap (1) 1/F Xiu Ping Commercial Building 104 Jervois Street Sheung Wan Hong Kong	922,777	8.31%

Strong Win Limited, a BVI corporation 1/F Xiu Ping Commercial Building 104 Jervois Street Sheung Wan Hong Kong	3,588,544	32.33%

Leslie Terh Chiew Kim (1) 1 Marine Vista, #15-81 Neptune Court S449025 Singapore	0	0%

David Ho (1) Unit 1605-1616, 16/F The Metropolis, Tower 10 Metropolis Drive, Hong Hum Kowloon, Hong Kong	0	0%

Paul Y.L. Tong (1) 29/F, New World Tower 16-18 Queen’s Road Central Hong Kong	0	0%

All officers and directors as a group (7 in number)	6,664,499(3)	60.04%

(1) The person named is an officer, director, or both.

(2) Includes 3,588,544 shares owned by Strong Win Limited, a British Virgin Islands corporation, of which Mr. Yap, who is a 50% owner of Strong Win Limited, may be deemed to be the beneficial owner.

(3) Includes 3,588,544 shares owned by Strong Win Limited. Strong Win Limited is 50% owned by Terence Yap and 50% owned by Eppie Wong, who are married.  For purposes of this table, Terence Yap has been deemed to be the beneficial owner of the shares owned by Strong Win Limited because he has investment power as well as the right to vote or direct the voting of such shares.

EXECUTIVE COMPENSATION

The following table provides summary information concerning compensation awarded to, earned by, or paid to any of our officers and directors for all services rendered to the Company in all capacities for the fiscal years ended December 31, 2003, 2004 and 2005.

Name and Principal Position	Year	Salary	Other Compensation

Terence Yap, CEO	2003	$64,800	-0-
	2004	$65,900	-0-
	2005	$72,307	-0-
Chan Chi Fai, COO	2003	$69,600	-0-
	2004	$73,590	-0-
	2005	$80,000	-0-
Eppie Wong, CFO	2003	$27,600	-0-

2004	$28,700	-0-
2005	$30,769	-0-

Indemnification of Officers and Directors

As permitted by Delaware law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Exclusion of Liability

The Company's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for authorizing the unlawful payment of a dividend on the Company’s common stock or the unlawful purchase of its common stock.

DESCRIPTION OF SECURITIES

Common Stock.  The Company’s authorized capital stock currently consists of 200,000,000 shares of $0.001 par value Common Stock, of which 11,100,000 shares are currently issued and outstanding.

Voting Rights.  Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company, except that in the election of Directors, cumulative voting is permitted.

Preemptive Rights. The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

Liquidation Rights.  In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Conversion and Redemption.  The shares of the Company’s Common Stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Company’s Common Stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Articles of Incorporation and Bylaws do not include provisions requiring the Company to provide indemnification for officers, directors, and other persons.  However, under the terms of Delaware General Corporation Law, the Company has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of the Company.  The Company may not provide such indemnification unless the person seeking it acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All of the current officers and directors acquired their shares in the Company at a cost substantially less than the offering price of $3.00 per share, and each of them may be considered to be a promoter of the Company.

In July 2004, Strong Win Limited, a BVI corporation, purchased 3,038,058 (6,076,116 pre-split) shares of the Company’s common stock for a purchase price of $50,000, or approximately $0.016 per share.  Terence Yap and Eppie Wong are the beneficial owners of Strong Win Limited, and as a result of this transaction, acquired beneficial ownership of 3,038,058 (6,076,116 pre-split) shares of the Company’s common stock at the price of approximately $0.016 per share.

The four selling shareholders, Equity Investors, Inc., Ambassador Capital Group, Inc., Glenn Little and Mid-Continental Securities Corp., who sold a total of 3,038,058 (6,076,116 pre-split) shares of the Company to Strong Win Limited in the change of control transaction described above, may be considered to be promoters of the Company.  They each acquired their shares in the Company for cash at a price of $0.002 per share, and sold their shares in the change of control transaction for a total of $50,000, or approximately $0.016 per share.

Terence Yap and Chan Chi Fai formed DNA Singapore and DNA Hong Kong in October and November 2001, respectively, and acquired shares in those entities. In March, 2002, they formed DNA Network Alliance Holdings Pte., Ltd., a Singapore corporation as a holding company for DNA Singapore and DNA Hong Kong. In June, 2004, they formed Digital BVI to replace Digital Network Alliance Holdings Pte., Ltd.  as a holding company for DNA Singapore and DNA Hong Kong, and transferred the shares in DNA Singapore and DNA Hong Kong to Digital BVI. As a result of these transactions, Terence Yap, Chan Chi Fai, Eppie Wong and Michael Yap each acquired their shares in Digital BVI in June 2004 at a cost of approximately $1.00 per share.  In the share exchange transaction between the Company and Digital BVI completed in August, 2004, the shareholders of Digital BVI exchanged their shares in that company for a total of 5,724,380 (11,448,760 pre-split) shares in the Company (based on an exchange ratio of approximately 572.4:1) As a result, each of these officers and directors acquired a portion of their shares in the Company at a cost of approximately $0.002 per share.

In November 2004, the Company issued a total of 1,000,000 (2,000,000 pre-split) shares to two consultants pursuant to a registration statement on Form S-8.  For purposes of the registration statement on Form S-8, the shares were valued at a price of $0.20 ($0.10 pre-split) per share, but were valued at $2.00 per share in the financial statements to reflect the value of the most recent sales of stock for cash.  A total of 150,000 shares  (300,000 pre-split) were issued to Mr. Mark Anthony for services related to business strategy, marketing and pricing matters.  Mr. Anthony has had approximately 20 years of experience in the telecommunications business with L.J. Loefler Inter-Com Systems, Inc., who he worked with in the installation of various systems and in marketing of their products in Asia and the U.S.  He has previously worked in the securities brokerage industry in the U.S., and, prior to the July 2004, change of control transaction described above, was one of the principal shareholders of the Company through his ownership of Mid-Continental Securities Corp ..   In consideration for the 150,000 shares previously issued to him, for a period of two years Mr. Anthony will act as a liaison between the Company and potential market makers and financial public relations firms, will assist in establishing a financial public relations/investor relations program for the Company, as well as providing strategic planning services and assistance in evaluation, structuring, negotiation and closing of potential business acquisitions.   A total of 850,000 (1,700,000 pre-split) shares were issued to Mr. Wai Hon Chiu for services related to developing and improving the Company’s existing telecommunications technology and delivery in the Asia Pacific region and development of the Company’s business particularly in China.  Mr. Chiu has more than 10 years experience in technology-related businesses in China. Subsequent to the issuance of the 1,000,000 (2,000,000 pre-split) shares pursuant to the S-8 registration statement, the Company entered into an agreement with the consultants to place stop transfer restrictions on the shares.  The stop transfer restrictions on the shares are not imposed pursuant to any rules or regulations.  They are contractual and are to be enforced by the Company.

As of the date of this Prospectus, the holders of such shares have satisfied the minimum one-year holding period under Rule 144.  Accordingly, the holders of such shares may currently be eligible to sell such shares in reliance upon the provisions of Rule 144

In accordance with such stop transfer restrictions, these shares will be treated as “restricted securities” for purposes of resale, and will be required to be resold in transactions under Rule 144.

In April 2005, the Company formed DNA Financial Systems (HK) Ltd., as a majority-owned subsidiary.  The Company owns 70% of DNA Financial and ownership of the remaining 30% is split between EFO Co., Ltd., a Hong Kong corporation, and Anthony Choi, who is the Chief Executive Officer of DNA Financial.  Mr. Choi is not involved with EFO Co., Ltd., and is not an officer, director or shareholder of that company.

DNA Financial has a contract with EFO Co., Ltd., pursuant to which it provides the technology for the services offered by DNA Financial in return for a license fee.  The technology includes real-time stock market data feeds as well as all necessary technical planning and software development support.

As of June 30, 2006, the Company owed a director, Terence Yap Wing Khai, a total of $233,818 on a loan given by such director to the Company.  The loan is unsecured, non-interest bearing and has no fixed term of repayment.  The loan is deemed payable upon demand.   If 50% or more of this offering is subscribed, a portion of the proceeds of this offering will be used to repay Mr. Yap.  If less than 50% of this offering is subscribed, Mr. Yap will not be repaid using any funds obtained from the offering.

DESCRIPTION OF BUSINESS

BACKGROUND

We were incorporated under the laws of the State of Delaware on August 19, 1997, under the name of Sheffield Products, Inc. We changed our name to Digital Network Alliance International, Inc., on November 30, 2004.

We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.  The registration statement on Form 10-SB became effective on or about November 11, 2002.

On July 21, 2004, we had a change of control as the first step in the business acquisition process. Strong Win Limited, a British Virgin Islands corporation, purchased 3,038,058 (6,076,116 pre-split) shares, (or approximately 90%) of our then issued and outstanding shares, from 4 of our major shareholders for a purchase price of $50,000.  The four selling shareholders, Equity Investors, Inc., Ambassador Capital Group, Inc., Glenn Little and Mid-Continental Securities Corp. The shareholders were promoters of the Company who acquired their shares in the Company for cash at a price of $0.002 per share. Following the sale transaction, the selling shareholders retained 234,687 shares.  The remaining 102,875 shares which were issued and outstanding at that time were owned by a group of approximately 25 individuals who acquired their shares at various times between August 1999 and March 2003 for cash at purchase prices ranging from $0.10 to $1.00 per share.

On August 13, 2004, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of Digital Network Alliance Holdings (BVI), Inc., in a share exchange transaction. We issued 5,724,380 (11,448,760 pre-split) shares of our common stock in the share exchange transaction in exchange for all of the issued and outstanding stock of Digital Network Alliance Holdings (BVI) Inc.

On September 22, 2005, we effected a 1:2 reverse stock split of all issued and outstanding shares, which decreased the number of issued and outstanding shares of the Company without causing a reduction in the total number of authorized shares.  We issued one new share for every two shares held.  Before the reverse stock split, we had 22,200,000 shares issued and outstanding.  Immediately following the split, we had 11,100,000 shares issued and outstanding.  Except as otherwise specifically noted, all references in this Prospectus to the number of shares issued and outstanding have been revised to reflect the number issued and outstanding following completion of the reverse split.

The Company was introduced to Sheffield Products, Inc. by First Asia Finance Group Limited, a Hong Kong registered investment advisor which presented the Company’s business plan and financial statements to the board of directors of Sheffield.  First Asia also assisted the Company in its negotiations related to the change of control and business combination transaction with Sheffield Products, Inc., and assisted it with completing certain restructuring prior to the change of control and business combination, including the formation of Digital Network Alliance Holdings (BVI), Inc., as a holding company for its operating subsidiaries.  Terence Yap participated in the negotiations on behalf of the Company.  The board of directors of Sheffield Products, Inc. participated in the negotiations on its behalf.

As a result of the share exchange transaction, Digital Network Alliance Holdings (BVI) Inc. became our wholly-owned subsidiary.

The former stockholders of Digital Network Alliance Holdings (BVI) Inc. acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although Digital Network Alliance Holdings (BVI) Inc. became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of Digital Network Alliance Holdings (BVI) Inc., whereby it is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

THE BUSINESS

We are in the business of providing telecommunications and value added services to developing markets and niche segments in the Asia Pacific region.

Digital Network Alliance Holdings (BVI) Inc. has been an investment holding company since inception.  All of our business operations are carried on through three operating subsidiaries.  The operating subsidiaries are Digital Network Alliance (S) Pte Ltd., a Singapore corporation (“DNA Singapore”), Digital Network Alliance (HK) Ltd., a Hong Kong corporation (“DNA Hong Kong”), and DNA Financial Systems (HK) Ltd, a Hong Kong Corporation (“DNA Financial”). DNA Singapore and DNA Hong Kong perform identical business activities while DNA Financial provides real-time online financial data solutions.  They are separated via market coverage.  DNA Singapore manages business activities in Singapore and Indonesia.  DNA Hong Kong conducts and manages the business activities in Hong Kong, Mongolia, Bangladesh and Pakistan.  Both entities engage in Satellite Internet Services, Managed Broadband Services and Voice Termination Services. DNA Financial provides real-time and online financial data solutions in Hong Kong.

Satellite Internet Services

For purposes of providing satellite Internet services, we have leased satellite capacity and teleport services from China Digital satNet Ltd.  The teleport is the central satellite earth station where all satellite and data communications equipment is installed and managed.  It is also the central location where all remote sites in various countries are connected in order to facilitate communication.  We pay a fee for satellite capacity and teleport services based upon the amount of satellite capacity subscribed for from time to time.  Agreements are based upon 12-month terms with automatic renewal provisions.  Satellite capacities can also be reduced or increased at any time without penalties.  The performance and reliability of the satellite infrastructure is critical to our success.  A system failure or decrease in the performance of the network, causing an interruption of service or increases in response time for services, would have a negative impact on current and prospective users.  Potential sources of interruption include, but are not limited to: (1) system failure caused by natural disaster; (2) power loss or telecommunications failure; (3) computer viruses or other tampering with the system; (4) destruction or loss of satellite; and (5) software errors.  Any significant disruption or failure of the satellite network infrastructure would have a material adverse effect on us and could cause our business to fail. Although we have not established a specific back-up plan which would be implemented in the event of a significant disruption or failure of our current satellite network infrastructure, we have established contacts and have had preliminary discussions with other satellite operators in the region, including Intelsat and Entelsat.  We plan to maintain our contacts with these satellite operators in the event significant problems arise with the services provided by China Digital satNet Ltd.

We repackage and resell the satellite Internet services as a comprehensive selection of “back end” services to local service providers based in the various countries in which we currently operate.  The relationships with local service providers are controlled by service agreements. We charge each local service provider a fee based upon the amount of bandwidth subscribed.  The higher the bandwidth subscribed, the higher the fees charged.  As the number of end-users serviced by a local provider increases, that local service provider will need to increase the amount of bandwidth it subscribes for in order to maintain the quality of services to its end users.

The local service providers are responsible for complying with all regulatory requirements in the countries in which they operate.  This generally means that they must have both a satellite transmission license and an Internet Service Provider (ISP) license.  The local service providers are also responsible for marketing and selling our services in their local markets and for connecting customers to their networks.

Our services are available for data, voice and Internet applications with either one-way or two-way connectivity.  Our Simplex service is “receive only” service, meaning that only the return or downlink is via satellite.  The uplink is via terrestrial infrastructure (i.e. copper wire, fiber optic, etc.), where the customer already has an existing line.  The Simplex service increases the users’ downstream bandwidth, thereby helping to eliminate the most common bottleneck in operation of computer networks.  Simplex services are offered as either a dedicated or a burstable package.  Dedicated service provides a guaranteed data rate.  Burstable service provides a guaranteed data rate with the ability to draw higher data rates when available.

Our Duplex service provides two-way connectivity meaning that both the uplink and the downlink to and from the Internet backbone are via satellite, thereby permitting users to bypass direct local connections, which may be unreliable or unavailable.  The Duplex service is available as either asymmetrical (higher speed downstream than upstream) or symmetrical (the same speed upstream and downstream) service.

We have a contract with MCI for worldwide connectivity.  Our agreement with MCI is on a three month automatically renewable basis and requires one month prior notice of termination.   Under the contract we are billed on a monthly basis based upon the amount of bandwidth used during the month.  When data comes from a customer of one of our local service providers, it is first connected to their satellite dish in the country of origin and is transmitted via satellite to our teleport in Hong Kong.  From our teleport in Hong Kong it is “routed” or connected to MCI to be transmitted to its final destination.  We pay a monthly fee based upon a set rate for the bandwidth that is subscribed by us for connectivity to the Internet backbone via MCI. MCI has the right, upon not less than 30 days notice, to increase the rate we are charged to subscribe for bandwidth.   In the event that MCI’s service is disrupted for any reason, our customers will experience a disruption in their service.

We currently lease both satellite capacities and teleport services from SinoSat (HK) Ltd (“SINOSAT”).  The location of the satellite is approximately 35,000 kilometers above the earth at 110.5’ East.  The location of the satellite teleport is Room 2107, Sino Favour Center 1, Yip Street, Chai Wan, Hong Kong.  Under the terms of our lease agreement with SINOSAT, they provide the necessary satellite capacity in Sino Sat 1A.  The satellite capacity requirement depends on our actual business needs.  SINOSAT also provides all equipment used in the provision of services including earth stations, modems, redundancy equipment, power supply and generator units, cabling and other related hardware and software, as well as continuous maintenance and hotline support services.

Managed Broadband Services

Our managed broadband services focus on providing in-building managed services including Internet leased line access, broadband access, wireless solutions, infrastructure build-out and management and network planning.  By focusing on “last-mile” services within the building, we attempt to avoid direct competition with incumbent telecommunication operators within the retail markets.  Instead, we install our own infrastructure within an apartment building or commercial building and lease a dedicated Internet connection from the incumbent telecommunications operator and then offer our managed broadband services to residents of the apartment building or businesses located in the commercial office building.

We do not charge property owners a separate fee to cover the installation of the infrastructure, and we remove the infrastructure upon termination of our agreement with the property owner.   Following installation of the infrastructure, we contract with individual tenants in the building to provide them with broadband services.  We base our charges for these services on market rates within the area rather than on our direct cost of delivering Internet bandwidth to the building.   As a result, our margins improve when more tenants within the building subscribe to our services.

In both Hong Kong and Singapore there are several telecommunications operators who lease dedicated external Internet connections.  As a result, in providing our managed broadband services we have a variety of suppliers to choose from which helps to ensure both quality services and cost competitiveness in these markets.  In Indonesia we do not have regulatory clearance to provide managed broadband services.  So, in Indonesia, we work with our local partners who have the necessary licenses to provide the managed network services.  Our local partners are responsible to perform the installation of the service and to provide dedicated external Internet connections.  In the event that the local infrastructure is not available, we will arrange a satellite Internet circuit connected to our satellite teleport hub in Hong Kong for dedicated external Internet connections.

The management agreements with the serviced apartments range from 1 to 3 years.   Fees are collected based upon the number of users on a monthly basis in each building.   We also provide a service known as Smart building design, which allows us to provide planning, designing and installation of infrastructures that will enable smart applications such as wireless broadband access, control access solutions, security and surveillance solutions and communication network installations within the building.

Voice Termination Services

Our voice termination service focuses on providing voice over Internet Protocol (VOIP) exchange services to our customers in the Asia Pacific region.  It is a value added service to our existing customers using our satellite Internet Services.

Our customers who are local service providers using our satellite Internet Services, transmit voice over Internet via the satellite infrastructure to our voice exchange system in Hong Kong.  The voice calls are then connected to the rest of the world via Internet.  Essentially, we provide the platform on which customers using our satellite Internet services can exchange voice services via our exchange hub in Hong Kong.

Essentially, our customers (using our satellite services) will provide retail outbound International Direct Dialing services to their local retail markets.  When the telephone users make a call, it is transmitted via the satellite circuit and connected to our exchange hub in Hong Kong.  From Hong Kong we route the calls to the various destinations around the world via WorldCom.

Our charges for voice termination services are based upon the rates provided to us by WorldCom for worldwide termination and are related to the number of minutes routed via our network. We mark-up the rates provided by WorldCom approximately 5%-10% before reselling the voice termination services to the local service providers who are our customers.

We require customers to prepay a minimum of $1,000 to purchase an equivalent credit to be applied toward voice termination services.  The customers will then be able to start terminating the voice minutes until the credit is drawn to zero at which the service will automatically cease.  Should the customer decide to continue, they will need to prepay another deposit of a minimum of $1,000 to resume the service.

Financial Data Solutions

DNA Financial Systems (HK) Ltd was formed on the 1st April 2005. It is owned by DNA Financial Systems (BVI), Inc., a company in which we own a 70% interest.  Ownership of the remaining 30% is split between EFO Co., Ltd., a Hong Kong corporation, which provides the technology for the services, and Anthony Choi, who is Chief Executive Officer of the subsidiary.  It began operations during the month of April 2005, and received its first contract during the month of June 2005.

Through DNA Financial clients have access to real-time financial news and data from the desktop computer in their office via an Internet connection to our main data distribution center in Hong Kong.  DNA Financial contracts with EFO Co., Ltd., pursuant to which it supplies real-time financial data to the main distribution center in Hong Kong.

EFO Co., Ltd. provides the real-time stock market data feeds as well as all necessary technical planning and software development support in return for a license fee. DNA Financial is charged a license fee of $800 per month for up to 50 users.  Each additional 50-user license costs an additional $800 per month until the company has a total of 200 users.  A 50% discount becomes applicable once the number of users reaches 200 per month.  The duration of the contract is one year, with an automatic renewal at the end of each term.  If a party wishes to terminate the contract at the end of the term, one month’s notice is required.

DNA Financial performs the sales and marketing function, packaging real-time and online financial data solutions and selling them to financial institutions and brokerage houses in Hong Kong.  Customers subscribe to the service to gain access to real-time financial news and data via a desktop computer.  As part of our service, we install the desktop computer and the Internet connection to the customer’s office.  The desktop computer and the Internet connection are packaged together in the monthly cost.

Minimum contract duration for customers is 12 months, and we require advance payments upon signing of the contract.

GOVERNMENT REGULATION

There is limited government regulation of our business in the markets in which we operate.  Our operating subsidiaries in Hong Kong and Singapore are licensed as local service providers in those markets and maintain their licenses by filing necessary documents and paying required fees on an annual basis.  In other markets, we contract with local service providers who are responsible for complying with applicable regulatory requirements, if any.  In general, we do not expect existing or probable government regulation to have any significant impact on our business for the foreseeable future.

CURRENT OPERATIONS

Satellite Internet Services

We are currently providing satellite network services to customers in Mongolia, Pakistan, Indonesia and Bangladesh.  Each country is able to receive Simplex and Duplex services.  The type of service provided is dependent on each customer in each country.  The following is a brief summary of the nature and extent of our current operations in each of these countries.  In each market, the “Number of Customers” indicates the number of local service providers and/or Internet service providers (“ISP”) with which we have a direct relationship. Local service providers are licensed satellite service providers, some of which are also ISPs, and some of which are not. The local service providers who are not also ISPs resell our services to ISPs in their countries.

In Mongolia, Pakistan, Indonesia and Bangladesh, we provide services via local service providers as we do not have a direct presence within those countries.  However, in Singapore and Hong Kong, we provide Internet access directly to customers because we have our own facilities and personnel in those countries.

Mongolia   We are currently providing satellite connectivity to France Telecommunications Long Distance which allows it to extend its Internet IP transit services to Internet Service Providers (ISPs) in Mongolia.

Through local service providers, we are also providing domestic satellite connectivity services which are used by multi-national corporations (MNCs) located in remote regions of the country where basic telecommunications infrastructure is not available.  The satellite connectivity service enables these MNCs to communicate effectively (telephony and data communications) with the rest of the world.

Customers:

Number of Customers	Number of End Users (Approximate)
2	4 (Corporate) 2000 (Retail)

Pakistan   Through local service providers, we formerly provided simplex downlink connectivity services used by ISPs, MNCs, and Government Organizations located throughout Pakistan.  This simplex downlink service provide d cost effective high speed download services as an alternative to more expensive and unreliable terrestrial connectivity provided by local incumbent operators.  Due to non-payment, we ceased providing these services to our customers in Pakistan as of the end of December 2005.

Indonesia    Through local service providers, we are currently providing dedicated satellite Internet access services used by MNCs located within the Jakarta Stock Exchange building which has a number of international financial institutions as tenants.  The Jakarta Stock Exchange itself is also using our services.

We are also providing satellite connectivity services used by MNCs and ISPs located outside the major city of Indonesia.

Customers:

Number of Customers	Number of End Users (Approximate)
7	70 (Corporate) 2000 (Retail)

Bangladesh   In partnership with local service providers, we are currently providing dedicated satellite Internet connectivity services used by ISPs, MNCs and governmental organizations in Bangladesh.  The satellite Internet connectivity enables these customers to have access to reliable Internet backbone connections for voice and data communications.

Customers:

Number of Customers	Number of End Users (Approximate)
7	3 (Corporate) 1000 (Retail)

Managed Broadband Services

  We are currently providing managed broadband services to one location in Singapore and to eight separate locations in Hong Kong.  We have direct contractual relations with these customers through DNA Singapore and DNA Hong Kong.  In Indonesia, we work with a licensed serviced provider to deliver and manage the services. The following is a brief summary of the nature and extent of our current operations in each of these areas:

Singapore    DNA Singapore holds an ISP license which enables the Company to provide Internet access and value-added telecommunication services in Singapore.  The value-added services include, wireless Internet access roaming services within the building and on-site customer support, including office data network installation and configuration.  We focus on “last mile” solutions within buildings.  As such, we install our own infrastructure within the building and lease a dedicated Internet connection from the incumbent telecom operator.

We are currently working with StarHub Pte Ltd, the second largest telecommunications service provider in Singapore, to provide managed Internet services in a commercial building with an approximate gross floor area of 312,000 sq ft.

Locations:

Number of Locations	Number of End Users (Approximate)
1	6

Hong Kong   We are currently working with PCCW and Hutchison Telecoms to provide last mile connectivity to eight different locations in Hong Kong, including both serviced apartments and commercial business centers.

Locations:

Number of Locations	Number of End Users (Approximate)
8	100 (Retail)

Indonesia.

We are currently working with Circlecom Nusantara Indonesia (CNI) to deliver managed network services to serviced apartments and commercial business centers.  In addition, we are working with the local mobile operators in Indonesia to build, install and maintain additional mobile base stations which the local operators require in order to expand the area covered by their networks.

Locations:

Number of Locations	Number of End Users (Approximate)

3	500 (Retail)

The Company has been able to deliver the services through close partnerships with other service providers to deliver and manage the services.  As mentioned previously, for the satellite services, we work with China Digital SatNet and local service providers to deliver and manage the services.  For the managed broadband Services, we work with the local incumbent operators to deliver and manage the services.

Voice Termination Services

We are currently providing termination services to customers in Bangladesh.  The approximate number of minutes per month is 10,000 minutes.

Financial Data Solutions

The Company currently has 7 clients in Hong Kong, of which 5 are companies whose shares trade publicly on the Hong Kong Stock Exchange.

CUSTOMERS AND MARKETING

We market our satellite Internet connection services in developing countries within the Asia Pacific region where the telecommunications infrastructure is not fully established. The target customers include local service providers such as Internet service providers and telephony carriers as well as multi-national corporations and governmental organizations within the same areas.  We have directly marketed to local service providers.  Direct marketing includes conference calls, emails and direct sales pitches with potential customers. Local service providers contract for our services and are then responsible for distributing and selling our services within their local markets.  Future marketing efforts are dependent on the proceeds of this offering.  If this offering is successful we hope that future marketing efforts will include offering additional services such as voice transmission (Voice over IP) and content distribution to existing customers as well as seeking to expand into other developing countries within the Asia Pacific region including Nepal, Afghanistan, Iraq, South Africa and China.

There is no guarantee that this offering will be successful or that we will be able to expand our marketing efforts. We market our managed broadband services to customers in Singapore and Hong Kong where terrestrial high-speed broadband is easily available at cost effective prices.  In addition, we have expanded our managed broadband services to include Indonesia. Our target customers include hotels and serviced apartments, business centers, commercial buildings and industrial zones.   We lease a dedicated Internet connection from an incumbent telecommunications operator and then install our own infrastructure within the building and offer terrestrial packaged access services to tenants or occupants in the building.  Future marketing efforts are expected to include offering services to additional locations in Hong Kong and Singapore as well as expanding such services to additional areas within the Asia Pacific region including China, Vietnam, Malaysia and Indonesia.

We market our voice termination services directly to our existing satellite service subscribers.  We target local ISPs and local service providers who are providing calling card services within their local markets.  We provide the services through our voice exchange equipment in Hong Kong connected to WorldCom’s voice exchange equipment in Hong Kong.  If this offering is successful, we hope to expand this service to include other markets in the region such as Indonesia, Mongolia, Vietnam, Pakistan, Afghanistan and Nepal, all of which are countries in which we have had preliminary discussions with local ISPs and local service providers about the possibility of contracting to purchase our voice termination services.

We market our financial data solutions directly to customers in Hong Kong.  Future marketing efforts are expected to include offering services to customers in Hong Kong, Singapore, China, Indonesia and Macau.

COMPETITION

We operate in a highly competitive environment and have only a small market share in each of the markets in which we currently compete.

In the market for satellite Internet services, competition is primarily by price, flexibility and service quality.  Our primary competitors in the markets in which we currently operate include Hawaii-Pacific Teleport, Singapore Telecommunications and Ipstar Co, Ltd, a company which is based in Thailand.  Our ability to compete in this market has the been the result of several factors including (i) the fact that our small size allows quick implementation of services; (ii) effective working relationships with suppliers which has allowed us to provide flexible and customized solutions to customers such as shorter term contracts and credit relaxation to long-term customers (iii) extensive local market understanding provided by our management team; (iv) fewer employees, allowing us to operate with lower overhead costs compared to larger organizations; and (v) excess satellite capacity providing us with flexibility to select satellites which provide the most cost effective and efficient solutions. A customized service we provide is the option for customers to sign shorter-term contracts than some of our competitors.  Some customers prefer to sign a shorter-term contract in order to minimize their total financial obligation under the contract.   This creates potential financial risk for us in the event such customers do not elect to renew their contracts at the end of the initial term, but we do not consider such risks to be material because revenues from such customers currently represent only approximately 5% of our gross revenues.  In addition, in order to help compensate us for this risk, we require larger monthly payments from customers who sign shorter term contracts.  In order to retain certain long-term customers, we have also sometimes agreed to relaxation of our usual credit terms.   In such circumstances there is a risk that the customer will delay payment or completely default in making payments.   However, in that event we are able to limit our losses by suspending services and removing our equipment.

Our belief that there is currently excess satellite capacity is primarily based on our experience in the market.    Projections of an oversupply problem in Asia have existed for many years, and there has been an accompanying reduction in transponder lease rates.  There are currently approximately 51 operational satellites in the Asia Pacific region, and as many as 12 new satellites which are scheduled to be launched between 2006 and 2007.  Several of the 12 new satellites had been scheduled to be launched prior to 2005, but the launches were delayed because of capacity issues.

The availability of excess capacity allows us the option to switch satellite operators in the event that terms offered by our current provider are no longer as competitive as the market.  Although we have no reason to believe that excess capacity will not continue to exist, there is no guarantee that such excess capacity will continue going forward.

In the market for managed broadband services, competition is primarily by quality and customization of services.  Our primary competitors in the markets in which we currently operate include i-Cable, a Hong Kong based company, and Singapore Telecommunications.  Our ability to compete in this market has been the result of several factors including (i) higher efficiency and lower costs resulting from our relatively smaller operating size which has allowed us to respond quickly to changing market conditions, (ii) the ability to offer flexible services such as short term usage plans (1 day, 3 days, 7 days and 1 month) as a result of our management of last mile connectivity, (iii) our smaller operating size which has allowed us to provide dedicated and efficient customer support services, and (iv) controlling of bandwidth costs and margins as a result of our management of last mile connections within the building.

In the market for voice termination services, competition is primarily by price.  Our primary competitors in this market include Teleglobe and other regional telecommunications operators.  Our ability to compete in this market has been a result of our ability to provide related satellite services as customers need to have connections with the carriers before they can send the voice traffic.  We provide it as a one-stop-shop, whereby they subscribe the satellite services and voice termination service from a single supplier.

In the market for financial data solutions, competition is primarily by price and customer support.  Our primary competitor is Reuters.  Our ability to compete in the market has been a result of our ability to provide the services at a much lower cost than Reuters.  Our ability to compete is also dependent upon agreements with various third parties, including agreements with actual and potential competitors, in order to provide our services.  The necessary agreements include leases for satellite capacity and teleport services, agreements with telecommunications companies for worldwide connectivity, and agreements with local service providers in the various countries in which we seek to operate.  There can be no assurance that we will be able to obtain and maintain all of the necessary third-party agreements on terms that are acceptable, or that others will not obtain similar agreements on similar or better terms which will allow them to compete with us.  If any of our existing agreements were terminated prior to their expiration date, were not renewed following expiration, or otherwise became unavailable or unenforceable, it would have a material adverse effect on us and could cause our business to fail.

EMPLOYEES

We currently have a total of 7 employees.  All 7 of these employees are full-time. In the 12 months following completion of this offering, we intend to add 5 or more additional employees to work in sales and marketing, engineering and customer support.

PROPERTY AND FACILITIES

We currently lease our office facilities in Hong Kong under a lease which is renewable annually.  The office space consists of a total of approximately 800 square feet for which the current monthly rental rate is $850.

We currently lease both satellite capacities and teleport services from China Digital satNet Ltd (“CSN”).  The location of the satellite is approximately 35,000 km above the earth at 110.5’ East.  The location of the satellite teleport is Room 2002, Sino Favour Center 1, Yip Street, Chai Wan, Hong Kong.  Under the terms of our lease agreement with CSN, they provide the necessary satellite capacity in Sino Sat 1A.  The satellite capacity requirement depends on our actual business needs.  CSN also provides all equipment used in the provision of services including earth stations, modems, redundancy equipment, power supply and generator units, cabling and other related hardware and software, as well as continuous maintenance and hotline support services.   In the event we have sufficient funds available from completion of this offering, we intend to acquire or build our own teleport in Hong Kong.  We are currently the largest user of the China Digital satNet Ltd. Hong Kong teleport facility.   In the event we do not have sufficient funds available to acquire or build our own teleport, we intend to seek to enter into an agreement with China Digital satNet Ltd. to manage the operation of its Hong Kong teleport. We have had preliminary discussions with CSN regarding possible terms for such an agreement.  Based on these preliminary discussions, it is anticipated that such an agreement would provide that we would be responsible for hiring additional staff to man the teleport on a 24-hour basis and would be paid a fee for this service. However, the contractual terms have not yet been finalized, and there is no assurance that an agreement could be finalized.

REPORTS TO SECURITY HOLDERS

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly file reports, information statements or other information with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB, annual reports on Form 10-KSB, reports of current events on Form 8-K, and proxy or information statements with respect to shareholder meetings.  Although we may not be obligated to deliver an annual report to our shareholders, we intend to voluntarily send such a report, including audited financial statements, to our shareholders each year. This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission in accordance with its rules and regulations. The public may read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this prospectus are what are known as "forward-looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects," and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 9. These and other factors may cause our actual results to differ materially from any forward- looking statement.  We caution you not to place undue reliance on these forward-looking statements.  Although we base these forward-looking statements on our expectations, assumptions, and projections about future events, actual events and results may differ materially, and our expectations, assumptions, and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

Allowances for doubtful accounts :  We maintain an estimate for doubtful accounts for receivables which are more than one year old.  If the financial condition of our customers were to deteriorate, resulting in an impairment of the ability to make payments, additional allowances may be required, which would increase our expenses during the periods in which any such allowances were made. The amount recorded as an allowance for doubtful accounts in each period is based upon an assessment of the likelihood that we will be paid on our outstanding receivables, based on customer-specific as well as general considerations. To the extent that our estimates prove to be too high, and we ultimately collect a receivable previously determined to be impaired, we may record a reversal of the provision in the period of such determination. The Company recorded an allowance for doubtful accounts of $102,875 and $2,834 as of December 31, 2005 and 2004.

Revenue Recognition: In general, our Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenue streams of our Company:

Revenues from our satellite services are based upon monthly subscription fees.  It is recognized on a straight line basis over the term of the service contract. Customers start paying the monthly subscription fees when the satellite link is established.

Revenues from our managed network services are based upon hardware sales, base station installation fees and monthly subscription fees.  Revenue from hardware sales is recognized when delivery has been made in accordance with contract terms, pricing is fixed or determined, and collectibility is reasonably assured. The Company had one such contract sale in March of 2005 in the amount of $212,200. This sale included a one year warranty, which was to be covered by the hardware manufacturer. Consequently, no warranty reserve was made on the books of the Company. The Company was engaged to perform a base station installation in Indonesia. The terms called for payment in advance and a one year service contract following the completion of installation. In accordance with EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables”, the Company allocated a portion of the contract amount to the one year service agreement using the residual method. Revenue was recognized for the installation portion of the contract upon completion of the installation in December 2005 and the annual service portion is recognized ratably over the one year term of the service contract. For the monthly subscription fees, revenues are recognized on a straight line basis over the term of the service contract.  Customers start paying the monthly subscription fees when the broadband access connection is established.

Revenues from our voice termination services fluctuate as they depend on the usage of the customers during the period.  The Company receives prepayment based upon the estimated amount of traffic that the customer is likely to transmit.  The revenues are recognized when the customers complete the traffic transmission.  Receipts of cash prepayments are recorded as deposits received.

Revenues from our financial solutions are based upon monthly subscription fees.  They are recognized on a straight-line basis over the terms of the service contracts.  Payments are received quarterly in advance.  Receipts of cash prepayments are recorded as deposits received.

Related Party Transaction:  The captions “Loan from Directors” represent loans payable that are unsecured, non-interest bearing and have no fixed terms of repayment and are therefore deemed payable on demand.

Foreign Currency Exchange:  We are subject to fluctuations in foreign currencies, as overseas customers pay in United States dollars (USD) while we pay our main suppliers in Hong Kong in Hong Kong dollars (HKD).  The HKD is currently pegged to the USD.  However, there is no assurance that it will continue to be so in the future.  The accompany consolidated financial statements have been expressed in USD, the reporting currency of the Company.  Revenues and expenses have been translated at the weighted average rate of the exchange in effect during the respective period.

OVERVIEW

Our overall objective is to build a comprehensive telecommunications network which delivers cost-effective services to our customers within the Asia Pacific region, and beyond.  This is a long-term objective, involving many elements, and there is no assurance that it can be achieved.  Our ability to do so will be dependent upon a number of factors including, but not limited to, our ability to achieve and maintain strategic partnerships and alliances with various local partners and suppliers, our ability to achieve profitable operations, and the availability of necessary working capital.

Our plan of operations for 2006 and for the twelve months following completion of this offering includes both expansion and improvement of our existing operations as well as commencement of new operations.  Both the extent to which we are able to implement this plan of operations and the timing of its implementation, will be dependent to a large extent on the availability of working capital either from this offering, or from other sources.  Since there is no assurance that this offering will be successful, or that working capital will be available to us from other sources, there is also no assurance regarding the extent to which we will be able to implement our plan of operations within the foreseeable future.

The Company does not directly carry on any business activities.  Instead, all operations are carried on through its operating subsidiaries Digital Network Alliance (S) Pte., Ltd. (“DNA Singapore”) which was incorporated in Singapore on November 12, 2001, Digital Network Alliance (HK) Ltd. (“DNA Hong Kong”), which was incorporated in Hong Kong on October 19, 2001, and DNA Financial Systems Co, Ltd. (HK) (“DNA Financial”), which was incorporated in

Hong Kong on April 1, 2005.   Revenues received to date from the operations of DNA Financial have not been significant.  Therefore, the results of operations of DNA Financial are not included in the following discussion regarding our Results of Operations.

Through its operating subsidiaries, the Company is engaged in the business of providing satellite Internet connections to customers in the Asia Pacific region, including Indonesia, Bangladesh, Pakistan and Mongolia, and the business of providing managed broadband services to commercial office buildings and apartment buildings in Singapore and Hong Kong, and the business of providing real-time financial news and data to clients.

The following discussion concerning the results of operation, liquidity and capital resources of Digital Network Alliance International, Inc. (the “Company”), is based solely upon the business operations that are carried on by the Company’s operating subsidiaries for the years ended December 31, 2005 and 2004 and for the six month interim periods ended June 30, 2006 and 2005.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005 COMPARED WITH YEAR ENDED DECEMBER 31, 2004

Net sales for the years ended December 31, 2005, and December 31, 2004, were $2,310,102 and $1,244,939, respectively, which represents an increase of $1,065,163, or approximately 86%, from 2004 to 2005.  Revenue from non-recurring events accounted for a 34% increase in net sales, while revenue from recurring events accounted for a 52% increase.  This growth in net sales is primarily attributable to our receipt of a one-time installation fee for a hardware installation in Indonesia but also includes general growth in our business including a 52% increase in broadband business due to an increase in demand for broadband services in hotels and service apartments in Hong Kong, 14% increase in satellite business due to an increase in demand for satellite internet access, 17% increase in voice termination due to an increase in the number of termination routes and 3% increase in our additional income derived from our new subsidiary, DNA Financial, due to an increased market penetration in Hong Kong as the subsidiary began operations in April 2005.

Cost of goods sold for the year ended December 31, 2005 was $2,186,741 compared to $986,071 in 2004, which represents an increase of $1,200,670, or approximately 122%, from 2004 to 2005.  The increase in cost of goods sold was primarily the result of non-recurring costs totaling $696,330, which were incurred in conjunction with the base station installation project in Indonesia.  The remaining portion of the increase in cost of goods sold from 2004 to 2005 is attributable to increases in satellite costs due to an increase in satellite revenue.

Although our revenues increased by approximately 86% from 2004 to 2005, the increase in revenues was offset by the 122% increase in cost of goods sold for the year.  As a result, our gross profit decreased by 52% in 2005 as compared to 2004, and gross margin decreased from 21% ($258,868 for the year ended December 31, 2004) to 5% ($123,361 for the year ended December 31, 2005).

Operating expenses for the year ended December 31, 2005 totaled $584,644 compared to $2,403,948 in 2004, which represents a decrease of $1,819,304, or 76% from 2004 to 2005.  The major components which contributed to the decrease in operating expenses include 79% decrease in general and administrative expenses.  General and administrative expenses decreased primarily because consulting fees decreased.  In 2004, we paid a $2,030,000 consulting fee.  Because we did not have to pay this fee in 2005, general and administrative expenses decreased by 79%.  This decrease was offset by the slight increase of bad debts by 2% and an increase of distribution expenses by 1%.

Our net loss decreased substantially during the year ended December 31, 2005 as compared to the year ended December 31, 2004.  For 2005, our net loss was $456,470, a decrease of $1,684,611, or approximately 79%, as compared to a net loss of $2,141,081 for 2004.    The decrease in our net loss for 2005 as compared to 2004 was the result of drop in gross profit offset by the decrease in operating expenses, namely, consultancy fee expenses incurred in 2004.

LIQUIDITY AND CAPITAL RESOURCES

For the year ended December 31, 2005, the Company balance sheet reflects current assets of $236,153, total assets of $272,200, total current liabilities of $633,788, and shareholder’s deficit of $ (361,588).  As of December 31, 2004, the Company’s balance sheet reflects current assets of $428,409, total assets of $462,503, total current liabilities of $ 367,000, and shareholder’s equity of $92,394.  The decrease in liquidity from 1.2 to 0.4 was the result of the net loss for the year with no corresponding increase in capital or long-term financing.

Management’s plans in this regard consist of raising permanent equity financing and focusing on broadband sales and related support services in Hong Kong and the Asia Pacific region which has the highest margin.  In addition, the Company will begin to sell and install other network related products, such as security surveillance systems in Hong Kong and the rest of the Asia Pacific region where margins for such products and services are higher and will focus on controlling its operating expenses. Management has agreed to provide temporary financing to the Company should it be required for working capital, but is not contractually obligated to do so.

Although there is no guarantee, we anticipate that our current cash and cash equivalents will be sufficient to fund our operations for at least 12 months.  However, our forecast for the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary.  If we are unable to raise additional capital, we may have to delay, scale back or discontinue some  or all of our operations.

Our auditors, in their report for the fiscal year ended December 31, 2005, included explanatory paragraphs indicating that our recurring net losses and working capital deficit cause substantial doubt about our ability to continue as a going concern. By issuing this opinion, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations.  If we are unable to generate significant revenue and/or raise additional financing, we will not have sufficient funds to continue engaging in our business plan.  Even though we estimate that we have enough cash to fund our operations for the next twelve months, we need the proceeds from this offering to ensure the continued operations of the Company.

SIX MONTHS ENDED JUNE 30, 2006 COMPARED TO SIX MONTHS ENDED JUNE 30, 2005

Net sales for the six month period ended June 30, 2005 were $1,031,732 compared to $581,807 for the six month period ended June 30, 2006.  This decrease of $449,925, or approximately 44% was the result of managed network services and network build out and system integration in 2005, for which there was no such income in 2006.  We have terminated service to our customers in Pakistan due to non-payment from December 2005 onward.  The amount contributed by Pakistan customers amounted to $168,000, or approximately 16% of the net sales of for the period ended June 30, 2005.

Cost of good sold decreased from $954,822 for the six month period ended June 30, 2005 to $453,450 for the six month period ended June 30, 2006.  This decrease of $501,372 or 53% is due to the fact that no costs were incurred in 2006 for the setting up of managed network services in Indonesia.

Gross profit increased from $76,910 for the six month period ended June 30, 2005 to $128,357 for the six month period ended June 30, 2006.  The gross margin percentage increased from 7.5% for the six month period ended June 30, 2005 to 22% for the six month period ended June 30, 2006.  The increase reflects well controlled costs in the satellite business, increased profit margin in the broadband business in Hong Kong and Singapore, and the low margin of

Indonesian hardware sales in 2005.  It also reflects the higher gross profit margin for the satellite business after switching to the new vendor, Sinosat (HK) Limited.

General and administration expenses for the six month period ended June 30, 2006 were $213,988 compared to $285,404 for the six months ended June 30, 2005.  The decrease of $71,416, or 25%, was due to: (i) entertainment fees decreased by $5,000; (ii) professional fees, incurred in the course of public reporting, dropped by $48,145; and (iii) overseas traveling and hotel & accommodation, incurred for the U.S. trip in March 2005, decreased by $18,271.

Net losses decreased from $194,007 for the six months ended June 30, 2005 to $82,275 for the six months ended June 30, 2006.  This decrease of $111,732 or 58% was due to a decrease in general and administration expenses, as described above.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2006, the Company’s balance sheet reflected current assets of $269,905, total assets of $305,282, total current liabilities of $749,294 and shareholder’s deficit of $444,012.  As of December 31, 2005, the Company’s balance sheet reflected current assets of $236,153, total assets of $272,200, total current liabilities of $633,788 and shareholder’s deficit of $361,588.  The slight decrease in liquidity from 0.37 to 0.36 was the result of our net loss with an increase in director’s loan financing.

We will continue to rely upon prepayment deposits and monthly service fees from our customers as the primary source of cash.  Although there is no guarantee, we anticipate that our current cash and cash equivalents will be sufficient to fund our operations for at least 12 months.  However, our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is no established market for our shares. Our stock is not yet quoted on the OTC Bulletin Board or on any other public market and we have not applied for listing or quotation on any public market.

We currently have a total of 11,100,000 shares outstanding following completion of a 1:2 reverse stock split on September 22, 2005.  Such shares are held by a total of 53 holders of record.  A total of 10,100,000, or approximately 91%, constitute “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933.  All of such shares may currently be eligible for resale in accordance with the provisions of Rule 144 by virtue of having been held for the required minimum holding period of one year.  However, the holders of a total of 234,687 of such shares who are persons who may be deemed to have been promoters or affiliates of Sheffield Products, Inc. prior to the share exchange transaction in August, 2004, may not be permitted to sell shares in reliance on Rule 144.  An SEC staff interpretation issued in January, 2000 indicated that Rule 144 is not available for resales of shares which were originally issued to promoters or affiliates of blank check companies because such persons may be considered to be underwriters.  To the extent the holders of these 234,687 shares may not rely on Rule 144 to make resales, such shares may be offered and sold only pursuant to an effective registration statement.

The remaining 1,000,000 issued and outstanding shares were issued in November 2004 pursuant to a registration statement on Form S-8 under the Securities Act of 1933, and are not restricted securities.  However, subsequent to their issuance, the Company and the holders of such shares agreed that stop transfer restrictions should be placed on such shares.  The stop transfer restrictions are not imposed pursuant to any rules or regulations.  They are contractual and are to be enforced by the Company. In accordance with such stop transfer restrictions, these shares will be treated as “restricted securities” and will be required to be resold in transactions under Rule 144.  As of the date of this Prospectus, the holders of such shares have satisfied the minimum one-year holding period under Rule 144.  Accordingly, the holders of such shares may currently be eligible to sell such shares in reliance upon the provisions of Rule 144.

We are publicly offering a total of 1,000,000 shares of our common stock and are registering a total of 100,000 of the presently outstanding “restricted securities” for resale pursuant to the terms of this registration statement.

TRANSFER AGENT

The Company’s transfer agent is Manhattan Transfer Registrar Company, 57 Eastwood Road, Miller Place, NY 11764.  The phone number is (631) 585-7341.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, we file reports, information statements or other information with the Securities and Exchange Commission. This prospectus is part of a Registration Statement which we filed with the Securities and Exchange Commission in accordance with its rules and regulations. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 100 F Street, NEWashington, DC 20549.  Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

LEGAL MATTERS

Frascona, Joiner, Goodman & Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Child, Van Wagoner & Bradshaw, PLLC has audited, as set forth in their report thereon appearing elsewhere herein, the financial statements at December 31, 2005 and December 31, 2004 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS  FOR THE SIX MONTHS ENDED JUNE 30, 2006  51

CONSOLIDATED BALANCE SHEETS

52

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

53

STATEMENTS OF CASH FLOWS (UNAUDITED)

54

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

55

CONSOLIDATED FINANCIAL STATEMENTS  DECEMBER 31, 2005

60

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

61

CONSOLIDATED BALANCE SHEET

62

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

63

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

64

CONSOLIDATED STATEMENTS OF CASH FLOWS

65

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

66

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	30-Jun-06	31-Dec-05
	(Unaudited)	Audited

	USD	USD
ASSETS
Current assets
Cash and cash equivalents	$ 134,241	$ 50,738
Trade accounts receivable	78,934	135,713
Prepaid expenses and other assets	56,730	49,702
Total current assets	269,905	236,153
Plant and equipment, net	35,377	36,047
Total assets	$ 305,282	$ 272,200

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Trade accounts payable	$ 440,853	$ 514,972
Accrued expenses	9,542	18,646
Deposits	54,051	74,353
Deferred revenue	10,417	22,917
Loan from director	233,818	0
Current portion of long-term debt	613	2,900
Total current liabilities	749,294	633,788

Stockholders' deficit
Common stock - Par value $.001; authorized 200,000,000
shares authorized, 11,100,000 shares
issued and outstanding	11,100	11,100
Additional paid in capital	2,282,140	2,282,140
Retained deficit	(2,740,229)	(2,657,954)
Accumulated other comprehensive income	2,977	3,126

Total stockholders' deficit	(444,012)	(361,588)

Total liabilities and stockholders' deficit	$ 305,282	$ 272,200

See the accompanying notes to the unaudited consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	Six months ended June 30,
	2006	2005
	(Unaudited)	(Unaudited)

	USD	USD

Sales revenues	$ 581,807	$ 1,031,732

Cost of goods sold	453,450	954,822

Gross profit	128,357	76,910

General and administrative expenses	213,988	285,404

Net operating loss	(85,631)	(208,494)

Other income
Interest expense	(241)	(241)
Other	3,597	14,728
Total other income	3,356	14,487

Net loss before income tax and minority interest	(82,275)	(194,007)

Taxes	-	-

Net loss before minority interest	(82,275)	(194,007)

Minority interest in subsidiary loss	0	0

Net Loss	$ (82,275)	$ (194,007)

Foreign currency translation adjustment	(149)	0

Comprehensive loss	$ (82,424)	$ (194,007)

Net loss per common share	$ (0.00741)	$ (0.01748)

Weighted average common stock outstanding	11,100,000	11,100,000

See the accompanying notes to the unaudited consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL. INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended June 30,
	2006	2005
	(Unaudited)	(Unaudited)
	USD	USD
Operating activities:

Net loss	$ (82,275)	$ (82,771)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation, depletion and amortization	13,029	4,110
Change in operating assets and liabilities
Trade accounts receivable	56,779	(773,684)
Prepaid expenses and other assets	(7,028)	66,517
Stock subscription receivables	0	100,000
Installation in progress	0	(350,000)
Trade accounts payable	(74,119)	510,456
Accrued expenses	(9,104)	(38,763)
Deposits	(20,302)	8,555
Deferred revenue	(12,500)	500,000
Net cash used in operating activities	(135,669)	(55,580)

Investing activities:
Capital expenditures, including:
Purchase of plant and equipment, net	(12,359)	(1,619)
Net cash used in investing activities	(12,359)	(1,619)

Financing activities:
Proceeds from loans from director	233,818	11,779
Repayment of long-term debt	(2,287)	(1,143)
Net cash provided by financing activities	231,531	10,636

Effect of rate changes on cash	0	0

Net change in cash and cash equivalents	83,503	(46,563)

Cash and cash equivalents, beginning of period	50,738	71,343

Cash and cash equivalent, end of period	$ 134,241	$ 24,780
Cash paid for interest	$ 241	$ 241
Cash paid for income taxes	$ 0	$ 0

See the accompanying notes to the unaudited consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NATURE OF OPERATIONS

1.

Digital Network Alliance International, Inc. (the Company) was incorporated on August 20, 1997 in the State of Delaware as Sheffield Products, Inc. On August 13, 2004 the Company acquired all of the outstanding stock of Digital Network Alliance Holdings (BVI) Inc., a British Virgin Islands Corporation (Digital BVI) in exchange for stock of the Company. On November 30, 2004 the Company changed its name to Digital Network Alliance International, Inc. The consolidated results of operations are primarily those of Digital BVI and its consolidated subsidiaries.

The principal activities of the consolidated company are that of provision of voice termination, satellite and broadband Internet services throughout the Asia Pacific region, including Hong Kong, Singapore, Indonesia, Bangladesh, Pakistan and Mongolia.

2.

BASIS OF PRESENTATION

The accompanying consolidated financial statements include those of the Company and its wholly owned subsidiaries; Digital BVI, Digital Network Alliance (S) Pte. Ltd. (“Digital S”), and Digital Network Alliance (HK) Limited (“Digital HK”), as well as its 70% owned subsidiary DNA Financial Systems Inc. BVI (“Financial BVI”). The accounts of Financial BVI include its 100% owned subsidiary DNA Financial Systems (HK), Limited (“Financial HK”). Digital BVI incorporated in British Virgin Islands on June 4, 2004, Digital S incorporated in the Republic of Singapore on October 19, 2001, and Digital HK incorporated in Hong Kong on November 12, 2001. Financial BVI incorporated in British Virgin Islands on March 15, 2005 for the purpose of holding Financial HK, which incorporated in Hong Kong on April 1, 2005.

The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in Singapore and Hong Kong. All necessary intercompany transactions and balances have been eliminated in consolidation, and all necessary adjustments have been made to present the consolidated financial statements in accordance with US GAAP.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Quarterly Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB but do not include all of the information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with the Company’s 2005 financial statements in Form 10-KSB.  These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements.  The interim operating results are not necessarily indicative of the results for a full year.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company’s business.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. None of the Company’s deposits are insured by the Federal Deposit Insurance Corporation or any other entity of the U.S. government.

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable. At June 30, 2006 the allowance for doubtful accounts totaled $102,875.

Prepaid Expenses

Prepaid expenses consist primarily of prepayments made to contractors for circuits and services not yet received by the Company.

Plant and Equipment

Property, plant and equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred.  Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.  Depreciation related to property and equipment used in production is reported in cost of sales.  Property and equipment are depreciated over their estimated useful lives as follows:

Computer equipment

2 years

Office equipment

4 years

Network equipment

3 years

Furniture & fixtures

4 years

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company also evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deposits

The Company commonly receives payments of deposit in advance for circuits and voice termination services to be provided to customers. Those deposits are recognized into income in accordance with the Company’s revenue recognition policy, as stated below.

Revenue Recognition

Revenue from provision of voice termination, satellite and broadband Internet services is recognized as earned when customers are invoiced for monthly services they have received in accordance with the service contracts. At that time the Company considers the earnings process to be complete and collectibility to be reasonably assured.

Revenue from hardware sales is recognized when delivery has been made in accordance with contract terms, pricing is fixed or determined, and collectibility is reasonably assured. The Company had one such contract sale in March of 2005 in the amount of $212,200. This sale included a one year warranty, which was to be covered by the hardware manufacturer. Consequently, no warranty reserve was made on the books of the Company.

The Company was engaged to perform a base station installation in Indonesia. The terms called for payment in advance and a one year service contract following the completion of installation. In accordance with EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables”, the Company estimated that 5% of the contract amount was attributable to the one year service agreement using the residual method. Revenue was recognized for 95% of the $500,000 contract, or $475,000, upon completion of installation in December 2005 and the remaining $25,000 is being recognized ratably over the one year term of the service contract. Accordingly, deferred revenue in the amount of $10,417 is included on the balance sheet at June 30, 2006.

Advertising Expenses

Advertising costs will be expensed when and if incurred. The Company has incurred no advertising expenses to date.

Related Party Transactions

The captions “Loan from Directors” represent loans payable that are unsecured, non-interest bearing, have no fixed terms of repayment and are therefore deemed payable on demand.

Loan from Directors

Loan from Directors consist of the following:

June 30, 2006
Terence Yap Wing Khai	$233,818

Retirement Benefits

The Company has a defined contribution benefit plan. The Company’s contributions are discretionary. For the period ended June 30, 2006, the contribution made by Digital Network Alliance amounted to $3,740.

Foreign Currency and Comprehensive Income

The accompanying consolidated financial statements are presented in United States (US) dollars. The functional currency is the Singapore dollar (S$) and Hong Kong dollar (HK$). The consolidated financial statements are translated into US dollars from S$ and HK$ at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Share

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive securities, such as stock options and warrants.

The Company had no potentially dilutive securities outstanding at June 30, 2006.

Digital Network Alliance

International, Inc.

Consolidated Financial Statements
December 31, 2005

Child, Van Wagoner & Bradshaw, PLLC

A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

1284 W.  Flint   Meadow   Dr., Suite D, Kaysville, UT 84037     PHONE: (801) 927-1337  FAX: (801) 927-1344

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors

Digital Network Alliance International, Inc.

We have audited the accompanying consolidated balance sheet of Digital Network Alliance International, Inc. as of December 31, 2005, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Network Alliance International, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has negative working capital and has suffered recurring losses from operations. Its difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Kaysville, Utah

February 10, 2006

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEET

December 31,
Assets	2005
Current assets
Cash and cash equivalents	$ 50,738
Trade accounts receivable, net	135,713
Prepayment deposits	49,702
Total current assets	236,153

Plant and equipment, net	36,047

Total assets	$ 272,200

Liabilities and Stockholders' Deficit
Current liabilities
Trade accounts payable	$ 514,972
Accrued expenses	18,646
Deposits	74,353
Deferred revenue	22,917
Current portion of long-term debt	2,900
Total current liabilities	633,788

Minority interest	-

Stockholders' deficit
Common stock; $.001 par value, 200,000,000
shares authorized, 11,100,000 shares
issued and outstanding	11,100
Additional paid in capital	2,282,140
Accumulated deficit	(2,657,954)
Accumulated other comprehensive income	3,126

Total stockholders' deficit	(361,588)

Total Liabilities and Stockholders' Deficit	$ 272,200

See notes to consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended
	December 31,
	2005	2004

Sales revenues	$ 2,310,102	$ 1,244,939

Cost of goods sold	2,186,741	986,071

Gross profit	123,361	258,868

Operating expenses
Depreciation expense	7,795	3,025
Distribution and selling expenses	64,531	12,422
General and administrative expenses	512,318	2,388,501

Total operating expenses	584,644	2,403,948

Net operating loss	(461,283)	(2,145,080)

Other income (expense)
Interest expense	(280)	(924)
Other	5,090	4,923

Total other income	4,810	3,999

Net loss before taxes and minority interest	(456,473)	(2,141,081)

Taxes	-	-

Net loss before minority interest	(456,473)	(2,141,081)

Minority interest in subsidiary loss	3	-

Net loss	$ (456,470)	$ (2,141,081)

Foreign currency translation adjustment	2,488	(363)

Comprehensive loss	$ (453,982)	$ (2,141,444)

Net loss per common share	$ (0.04)	$ (0.23)
Weighted average common shares outstanding	11,100,000	9,490,000

See notes to consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

					Accumulated
					Other
	Common	Common	Additional	Retained	Comprehensive
Balances at:	Shares	Stock	Paid in Capital	Earnings	Income	Totals

January 1, 2004	3,375,620	$ 3,376	$ 19,351	$ (60,403)	$ 1,001	$ (36,675)

Issued shares in merger Aug 13	5,724,380	5,724	(5,724)			-
Issued shares for cash Aug 13	900,000	900	69,613			70,513
Issued shares for cash Nov 14	100,000	100	199,900			200,000
Issued shares for services Dec 18	1,000,000	1,000	1,999,000			2,000,000

Comprehensive income:						-
Net income (loss)	-	-	-	(2,141,081)	-	(2,141,081)
Foreign currency
translation	-	-	-	-	(363)	(363)

December 31, 2004	11,100,000	11,100	2,282,140	(2,201,484)	638	92,394

Comprehensive income:
Net income (loss)	-	-	-	(456,470)	-	(456,470)
Foreign currency
translation	-	-	-	-	2,488	2,488

December 31, 2005	11,100,000	$ 11,100	$2,282,140	$(2,657,954)	$ 3,126	$ (361,588)

See notes to consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended
	December 31,
	2005	2004
Cash flows from operating activities:
Net loss	$ (456,470)	$(2,141,081)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation and amortization	18,704	7,262
Provision for allowance on accounts receivable	100,043	-
Loss from write-off of related party receivable	-	33,897
Stock issued for services	-	2,000,000
Minority interest	-	-
Changes in operating assets and liabilities:
Trade accounts receivable	(84,356)	(59,110)
Related party receivables	-	(36,346)
Prepaid expenses and other assets	55,964	(4,318)
Trade accounts payable	278,680	50,390
Related party payables	-	(37,236)
Accrued expenses	(25,495)	31,851
Deposits	15,276	37,724
Net cash (used in) operating activities	(97,654)	(116,967)

Cash flows from investing activities:
Purchases of fixed assets	(20,657)	(38,970)
Net cash used in investing activities	(20,657)	(38,970)

Cash flows from financing activities:
Principal payments on loan payable	(4,782)	(3,327)
Proceeds from stock subscriptions	100,000	-
Stock issuance	-	166,447
Net cash provided by financing activities	95,218	163,120

Effect of rate changes on cash	2,488	(363)

Increase in cash and cash equivalents	(20,605)	6,820

Cash and cash equivalents, beginning of year	71,343	64,523
Cash and cash equivalents, end of year	$ 50,738	$ 71,343

Cash paid for interest	$ 280	$ 924
Cash paid for income taxes	$ -	$ -

See notes to consolidated financial statements

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

NATURE OF OPERATIONS

Digital Network Alliance International, Inc. (the “Company”) was incorporated on August 20, 1997 in the State of Delaware as Sheffield Products, Inc. On August 13, 2004 the Company acquired all of the outstanding stock of Digital Network Alliance Holdings (BVI) Inc., a British Virgin Islands Corporation (“Digital BVI”) in exchange for stock of the Company. On November 30, 2004 the Company changed its name to Digital Network Alliance International, Inc. The consolidated results of operations are primarily those of Digital BVI and its consolidated subsidiaries.

The principal activities of the consolidated company are that of provision of voice termination, satellite and broadband internet services throughout the Asia Pacific region, including Hong Kong, Singapore, Indonesia, Bangladesh, Pakistan and Mongolia.

The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At December 31, 2005 and 2004, the Company had an accumulated deficit of $2,657,954 and $2,201,484 and working capital of $(397,635) and $61,409. The Company also realized net losses of $456,470 and $2,141,081 for the years ended December 31, 2005 and 2004, respectively. Operations to date have been primarily financed by equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

Management’s plans in this regard consist of raising permanent equity financing and focusing on broadband sales and related support services in Hong Kong and the Asia Pacific region which has the highest margin.  In addition, the Company will begin to sell and install other network related products, such as security surveillance systems in Hong Kong and the rest of the Asia Pacific region where margins for such products and services are higher and will focus on controlling its operating expenses. Management has agreed to provide temporary financing to the Company should it be required for working capital, but is not contractually obligated to do so. Additionally, the Company has obtained a verbal agreement with one of its major suppliers to defer payments until the end of 2006.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.

BASIS OF PRESENTATION

The accompanying consolidated financial statements include those of the Company and its wholly owned subsidiaries; Digital BVI, Digital Network Alliance (S) Pte. Ltd. (“Digital S”) and Digital Network Alliance (HK) Limited (“Digital HK”), as well as its 70% owned subsidiary DNA Financial Systems Inc. BVI (“Financial BVI”). The accounts of Financial BVI include its 100% owned subsidiary DNA Financial Systems (HK), Limited (“Financial HK”). Digital BVI incorporated in British Virgin Islands on June 4, 2005, Digital S incorporated in the Republic of Singapore on October 19, 2001, and Digital HK incorporated in Hong Kong on November 12, 2001. Financial BVI incorporated in British Virgin Islands on March 15, 2005 for the purpose of holding Financial HK, which incorporated in Hong Kong on April 1, 2005.

The accompanying consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been retroactively restated to give effect to the recapitalization due to a reverse merger consummated on August 13, 2004. This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in Singapore and Hong Kong. All necessary intercompany transactions and balances have been eliminated in consolidation, and all necessary adjustments have been made to present the consolidated financial statements in accordance with US GAAP.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Control by Principal Stockholders

The directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company’s business.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. None of the Company’s deposits are insured by the Federal Deposit Insurance Corporation or any other entity of the U.S. government.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made for receivables over ten months old. The Company has recorded a bad debt allowance of $102,875 as of December 31, 2005.

Prepayment Deposits

Prepaid expenses consist primarily of prepayments made to contractors for circuits and services not yet received by the Company.

Plant and Equipment

Property, plant and equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred.  Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income.  Depreciation related to property and equipment used in production is reported in cost of sales.  Property and equipment are depreciated over their estimated useful lives as follows:

Computer equipment

2 years

Office equipment

4 years

Network equipment

3 years

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company also evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

Deposits

The Company commonly receives payments of deposit in advance for circuits and voice termination services to be provided to customers. Those deposits are recognized into income in accordance with the Company’s revenue recognition policy, as stated below.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue from provision of voice termination, satellite and broadband Internet services is recognized as earned when customers are invoiced for monthly services they have received in accordance with the service contracts. At that time the Company considers the earnings process to be complete and collectibility to be reasonably assured.

Revenue from hardware sales is recognized when delivery has been made in accordance with contract terms, pricing is fixed or determined, and collectibility is reasonably assured. The Company had one such contract sale in March of 2005 in the amount of $212,200. This sale included a one-year warranty, which was to be covered by the hardware manufacturer. Consequently, no warranty reserve was made on the books of the Company.

The Company was engaged to perform a base station installation in Indonesia. The terms called for payment in advance and a one-year service contract following the completion of installation. In accordance with EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables”, the Company estimated that 5% of the contract amount was attributable to the one year service agreement using the residual method .. Revenue was recognized for 95% of the $500,000 contract, or $475,000, upon completion of installation in December 2005 and the remaining $25,000 will be recognized ratably over the one-year term of the service contract. Accordingly, deferred revenue in the amount of $22,917 is included on the balance sheet at December 31, 2005.

Advertising Expenses

Advertising costs will be expensed when and if incurred. The Company has incurred no advertising expenses to date.

Retirement Benefits

The Company has a defined contribution benefit plan. The Company’s contributions are discretionary. For the years ended December 31, 2005 and 2004, the contribution made by Digital Network Alliance amounted to $8,290 and $6,574 and respectively.

Foreign Currency and Comprehensive Income

The accompanying consolidated financial statements are presented in United States (“US”) dollars. The functional currency is the Singapore dollar (“S$”) and Hong Kong dollar (“HK$”). The consolidated financial statements are translated into US dollars from S$ and HK$ at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Share

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive securities, such as stock options and warrants.

The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table:

	2005	2004
NUMERATOR FOR BASIC AND DILUTED LPS
Net loss to common stockholders	$ (456,470)	$ (2,141,081)

DENOMINATOR FOR BASIC AND DILUTED LPS
Weighted average shares of common stock outstanding	11,100,000	9,490,000

LPS - Basic and diluted	$ (0.04)	$ (0.23)

The Company had no potentially dilutive securities outstanding at December 31, 2005 and 2004.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassification

Depreciation expense included in general and administrative expenses on the statement of operations for the year ended December 31, 2004 have been reclassified. Total depreciation of $7,262 was reclassified to increase cost of goods sold by $4,237 with the remaining $3,025 being stated separately under operating expenses.

4.

BUSINESS COMBINATIONS

On July 21, 2004, Digital BVI acquired the outstanding stock of Digital S and Digital HK from Digital Network Alliance Holdings Pte., Ltd. (incorporated on March 18, 2002 in the Republic of Singapore). After the acquisition, the previous controlling owners and directors of the seller became the controlling owners and directors of Digital BVI. On August 13, 2004 the Company acquired the outstanding stock of Digital BVI. The controlling owners and directors of Digital BVI became the controlling owners and directors of the Company. The combinations are accounted for as reverse merger transactions. Consequently, the accompanying financial statements are substantially those of the consolidated operating companies, Digital S and Digital HK, with a recapitalization to show the effect of the reverse mergers.

On March 15, 2005 the Company formed Financial BVI as a 70% owned subsidiary for the purpose of holding Financial HK. Financial HK was formed as a wholly owned subsidiary of Financial BVI on April 1, 2005.

5.

ISSUANCE OF COMMON STOCK

On August 13, 2004, the Company issued 5,724,380 (11,448,760 pre-split) shares of its common stock in exchange for all of the outstanding shares of Digital BVI. Prior to this issuance, the Company amended its Articles of Incorporation to increase authorized common shares from 10,000,000 to 200,000,000.

On August 13, 2004, concurrent with the reverse merger, the Company issued 900,000 (1,800,000 pre-split) shares of its common stock to foreign private investors for $70,513 in cash.

On November 14, 2004, the Company entered into subscription agreements with private investors to sell 100,000 (200,000 pre-split) shares of its common stock at a price per share of $2.00 ($1.00 pre-split). At December 31, 2004 $100,000 of the subscription was collected. The remaining $100,000 was collected in January 2005.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.

ISSUANCE OF COMMON STOCK (Continued)

On October 22, 2004 the Company entered into an agreement to receive consulting services in exchange for 150,000 (300,000 pre-split) common shares of the Company. The agreement completed on December 18, 2004, at which time the Company issued the shares. Management valued the transaction at $2.00 per share ($1.00 pre-split), for an aggregate amount of $300,000. The valuation was based on the most recent sale of the Company’s stock for cash.

On October 22, 2004 the Company entered into an agreement to receive consulting services in exchange for 850,000 (1,700,000 pre-split) common shares of the Company. The agreement completed on December 18, 2004, at which time the Company issued the shares. Management valued the transaction at $2.00 per share ($1.00 pre-split), for an aggregate amount of $1,700,000. The valuation was based on the most recent sale of the Company’s stock for cash.

On September 22, 2005 the Company effected a 1:2 reverse stock split. The Company had 22,200,000 shares of its common stock issued and outstanding prior to the split, and 11,100,000 directly afterward. These financial statements have been retroactively restated to show the effects of the reverse split as if it had occurred at the beginning of the earliest period presented.

6.

MAJOR CUSTOMERS AND SUPPLIERS

During 2005, the Company has a one-time sale agreement to provide satellite installation, the sales for this contract amounted to 30% of total annual sales. Cost of sales amounted to 32% of the annual cost of sales. Gross profit from this sale agreement approximated to 2.2%.

Approximately 70% of the Company’s cost of sales was comprised of services purchased from one major supplier during the year ended December 31, 2005. The loss of this supplier could have an adverse impact on the Company’s ability to provide services to its customers. Management believes that services equal to this vendor’s are readily available and is currently developing relationships with other vendors to mitigate this risk.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.

PLANT AND EQUIPMENT

Plant and equipment consist of the following at December 31:

	2005	2004
Computer equipment	$ 30,193	$ 9,536
Office equipment	1,133	1,133
Network equipment	32,727	32,727
Subtotal	64,053	43,396
Less: accumulated depreciation	(28,006)	(9,302)
Net plant and equipment	$ 36,047	$ 34,094

Total depreciation expense for the years ended December 31, 2005 and 2004 totaled $18,704 and $7,262, of which $10,909 and $4,237 was included in cost of goods sold.

8.

CURRENT PORTION OF LONG-TERM DEBT

On July 30, 2002, the Company’s Singapore Subsidiary entered into a bank loan of $17,045. The loan is secured by the directors’ personal guarantees, bears interest at the rate of 5%, and is repayable in monthly installments of $355. Loan balances at December 31, 2005 and 2004 are $2,900 and $7,682, respectively.

9.

TAXES

As of December 31, 2005 and 2004, the Company incurred tax losses of $423,962 and $60,337, respectively, which are available to offset future taxable income subject to agreement by the Singapore and Hong Kong Comptroller of Income tax. A valuation allowance has been provided for the entire amount of the resulting deferred tax asset, as management is of the opinion that the realization of these benefits from tax loss carryforward is uncertain as it is contingent on the future taxable profitability of the Company.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.

NEW ACCOUNTING PRONOUNCEMENTS

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140”. The statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The Statement is effective for financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Company expects that the Statement will have no material impact on its financial statements.

In February 2006, the FASB issued Staff Position No. FAS 123(R)-4, “Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event”. This position addresses the classification of options and similar instruments issued as employee compensation that allow for cash settlement upon the occurrence of a contingent event, amending paragraphs 32 and A229 of SFAS No. 123 (revised 2004), “Share-Based Payment”. As the Company has not traditionally paid compensation through the issuance of equity securities, no impact is expected on its financial statements.

In October 2005, the FASB issued Staff Position No. FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period”. This position addresses the accounting for rental costs associated with operating leases that are incurred during a construction period. Management believes that this position has no application to the Company.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS No. 154”), which replaced Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.

NEW ACCOUNTING PRONOUNCEMENTS (Continued)

In March 2005, the FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a Conditional Asset Retirement Obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management does not believe the adoption of FIN 47 will have a material effect on the Company’s financial position, results of operations or cash flows.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation and Bylaws do not include provisions requiring the Company to provide indemnification for officers, directors, and other persons.  However, under the terms of Delaware General Corporation Law, the Company has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of the Company.  The Company may not provide such indemnification unless the person seeking it acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be     permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Filing Fee	$ 388.41
Accounting Fees and Expenses	$ 5,000.00
Legal Fees	$ 25,000.00
Printing and Postage	$ 3,000.00
Transfer Agent Fees	$ 2,500.00
Miscellaneous	$ 2,500.00
TOTAL	$ 38,388.41

RECENT SALES OF UNREGISTERED SECURITIES

Name	Date of Sale	Shares	Aggregate Purchase Price	Purchase Price Per Share
Thomas Walsh (1)	11/1/2002	1,000	$1,000	$ 1.00
Mid-Continental Securities Corp. (1)	3/10/2003	6,300	$1,260	$ 0.20
Shelley Bennett (1)	3/10/2003	3,500	$ 3,500	$ 1.00
Kevin J. Hacker (1)	3/10/2003	1,000	$1,000	$ 1.00
Terence Yap Wing Khai (3)	8/13/2004	1,076,462	n/a	n/a
Chan Chi Fai (3)	8/13/2004	1,076,462	n/a	n/a
Eppie Wong Yuk Ping (3)	8/13/2004	254	n/a	n/a

Michael Yap Chee Keong (3)	8/13/2004	922,777	n/a	n/a
Strong Win Limited (3)	8/13/2004	550,486	n/a	n/a
Wilson Kin Cheung (3)	8/13/2004	499,479	n/a	n/a
Mid-Continental Securities Corp. (4)	8/13/2004	349,767	n/a	n/a
Michelle P. Suppes (4)	8/13/2004	200,056	n/a	n/a
Anna Herbst (4)	8/13/2004	49,683	n/a	n/a
Keen Associates Limited (4)	8/13/2004	499,478	n/a	n/a
Topworth Assets Limited (3)	8/13/2004	499,478	n/a	n/a
Frederick Dong (3)	8/13/2004	250,000	$19,231	$0.08
Chan So Ha (3)	8/13/2004	250,000	$19,231	$0.08
Choi Ying Ming (3)	8/13/2004	75,000	$6,410	$0.09
Adri J Tanzil (3)	8/13/2004	75,000	$6,410	$0.09
Cheung Ngai Aileen (3)	8/13/2004	250,000	$19,231	$0.08
Joseph Dowling (2)	11/15/2004	25,000	$50,000	$2.00
Robbin J. Olson (2)	11/15/2004	12,500	$25,000	$2.00
Steve Bushansky (2)	11/15/2004	1,500	$3,000	$2.00
Joseph Pioppi (2)	11/15/2004	1,000	$2,000	$2.00
Shelley Bennett (2)	11/15/2004	5,000	$10,000	$2.00
John Pioppi (2)	11/15/2004	2,000	$4,000	$2.00
Cosmo Palmieri (2)	11/15/2004	2,000	$4,000	$2.00
Frank Pioppi (2)	11/15/2004	1,000	$2,000	$2.00
Over-C Business Solutions Ltd. (2)	11/15/2004	50,000	$100,000	$2.00

(1)  Sale of shares pursuant to Section 4(2) of the Securities Act of 1933.  As a result of a pre-existing relationship with each investor, the Company was able to confirm the financial sophistication of the investor or the status of the investor as an accredited investor.

(2)  Sale of our common stock pursuant to Section 3(b) of the Securities Act and Rule 505 promulgated hereunder.

(3)  Issuance of shares pursuant to Regulation S in conjunction with closing of share exchange transaction with Digital Network Alliance Holdings (BVI), Inc.

(4)  Issuance of shares pursuant to Section 4(2) of the Securities Act in conjunction with closing of share exchange transaction with Digital Network Alliance Holdings (BVI), Inc.

All of the securities sold for cash were offered and sold through our officers and directors in reliance upon exemptions from registration either under Section 4(2) of the Securities Act, Section 3(b) of the Securities Act and Rule 505 promulgated thereunder, or Regulation S under the Securities Act of 1933.  The securities sold for consideration other than cash were offered and sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act or Regulation S.  All such transactions were private offerings made without advertising or public solicitation.  Purchasers who purchased shares for cash signed a subscription agreement acknowledging that they were purchasing shares for their own account and acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption from registration is available.  In addition, a restrictive legend was placed on all share certificates representing the shares.  Purchasers who acquired shares in the share exchange transaction signed an investment representation acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption is available.  In addition,  a restrictive legend was placed on all share certificates representing the shares.

EXHIBITS

2.1

Stock Purchase Agreement, dated July 21, 2004 among Strong Win Limited, a British Virgin Islands Corporation,  those persons who execute this Agreement as Sellers,  (hereinafter referred to as “Seller”), and Sheffield Products, Inc., a Delaware corporation (herein incorporated by reference to the Company's Current Report on Form 8-K filed on July 23, 2004 ).

3.1

Articles of Incorporation (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on September 12, 2002).

3.2

Bylaws (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on September 12, 2002).

5.1

Opinion of Corporate Counsel *

10.1

Supplemental Agreement dated November 29, 2004 between China Digital satNet Limited (“CSN”) and Digital Network Alliance (HK) Limited (“DNA”) and supplemental to the Service Agreement No. CSN/BUS/TRA/03/C007 (“the Service Agreement”). * (Herein incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on May 31, 2004.)

10.2

Master Services Contract Between Parkview (Suites) Limited and Digital Network Alliance (HK) Limited, dated April 16, 2002. (Herein incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on May 31, 2004.)

10.3

Service Partnership Agreement between Pt. Circlecom Nusantara Indonesia and Digital Network Alliance (S) Pte., Ltd., dated December 1, 2001.  (Herein incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on May 31, 2004.)

10.4

France Telecom Service Order Form.  (Herein incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on May 31, 2004.)

10.5

Service Partnership Agreement between PT. Dwi Tungal Putra and Digital Network Alliance (S) PTE, LTD  (Herein incorporated by reference from Amendment No. 2 to Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on May 31, 2004.)

10.6

Letter of Agreement between Digital Network Alliance (HK) Limited and EFO Limited, dated March 4, 2005. (Herein incorporated by reference from Amendment No. 5 to Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on January 30, 2006.)

10.7

Agreement for the provision of mobile basestation installation service, dated March 12, 2005 by and between Digital Network Alliance Limited and PT Int’l Mataram Suma Indooraya (Herein incorporated by reference from Amendment No. 5 to Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on January 30, 2006.)

10.8

Sale & Purchase Agreement Gateway Access System, dated March 12, 2005, by and between Digital Network Alliance Limited and PT Int’l Mataram Suma Indooraya (Herein incorporated by reference from Amendment No. 5 to Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on January 30, 2006.)

23.1

Consent of Independent Registered Public Accounting Firm*

exh231.jpg

23.2

Consent of Corporate Counsel (included in Exhibit 5.1)

*  filed herewith

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by section 10(a)(3) of the  Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2)  For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration Statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration Statement for the securities offered in the registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Wanchai, Country of Hong Kong on October 24 , 2006.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

/s/ Terence Yap, President and Director

Date: October 24 , 2006

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Terence Yap, President and Director

Date:   October 24 , 2006

/s/ Eppie Wong, Principal Accounting Officer and Director

Date:   October 24 , 2006

/s Chan Chi Fai, Chief Operations Officer and Director

Date:   October 24 , 2006

/s/ Michael Yap, Director

Date:   October 24 , 2006

/s/ Leslie Ter Chiew Kim

Date:   October 24 , 2006